Digital Return Strategies
Digital Return Notes
Digital Trigger Return Notes
Digital Buffered Return Notes
Digital Buffered Return Notes with Downside Leverage Factor

Return Strategies
Capped Return Notes & Uncapped Return Notes
Capped Trigger Return Notes & Uncapped Trigger Return Notes
Capped Buffered Return Notes & Uncapped Buffered Return Notes
Capped Buffered Return Notes with Downside Leverage Factor & Uncapped Buffered Return Notes with Downside Leverage Factor

Return Enhanced Strategies
Capped Return Enhanced Notes & Uncapped Return Enhanced Notes
Capped Trigger Return Enhanced Notes & Uncapped Trigger Return Enhanced Notes
Capped Buffered Return Enhanced Notes & Uncapped Buffered Return Enhanced Notes
Capped Buffered Return Enhanced Notes with Downside Leverage Factor& Buffered Return Enhanced Notes with Downside Leverage Factor

Linked to

An Equity,

An Index, or

A Basket of Equities and/or Indices

Product Supplement

Dated June 7, 2017

(To Prospectus dated April 29, 2016)

The Notes
UBS AG may offer and sell the following Notes from time to time:
“Digital Return Strategies” means each of
Digital Return Notes,	(“Digital RN”)
Digital Trigger Return Notes,	(“Digital TRN”)
Digital Buffered Return Notes, and	(“Digital BRN”)
Digital Buffered Return Notes with Downside Leverage Factor.	(“Digital BRN with Downside Leverage Factor”)
“Capped Return Strategies” means each of
Capped Return Notes,	(“Capped RN”)
Capped Trigger Return Notes,	(“Capped TRN”)
Capped Buffered Return Notes, and	(“Capped BRN”)
Capped Buffered Return Notes with Downside Leverage Factor.	(“Capped BRN with Downside Leverage Factor”)
“Uncapped Return Strategies” means each of
Uncapped Return Notes,	(“Uncapped RN”)
Uncapped Trigger Return Notes,	(“Uncapped TRN”)
Uncapped Buffered Return Notes, and	(“Uncapped BRN”)
Uncapped Buffered Return Notes with Downside Leverage Factor.	(“Uncapped BRN with Downside Leverage Factor”)
“Capped Return Enhanced Strategies” means each of
Capped Return Enhanced Notes,	(“Capped REN”)
Capped Trigger Return Enhanced Notes,	(“Capped TREN”)
Capped Buffered Return Enhanced Notes, and	(“Capped BREN”)
Capped Buffered Return Enhanced Notes with Downside Leverage Factor.	(“Capped BREN with Downside Leverage Factor”)
“Uncapped Return Enhanced Strategies” means each of
Uncapped Return Enhanced Notes,	(“Capped REN”)
Uncapped Trigger Return Enhanced Notes,	(“Capped TREN”)
Uncapped Buffered Return Enhanced Notes, and	(“Capped BREN”)
Uncapped Buffered Return Enhanced Notes with Downside Leverage Factor.	(“Capped BREN with Downside Leverage Factor”)

We refer to the Capped Return Strategies and Uncapped Return Strategies as the “Return Strategies”.

We refer to the Capped Return Enhanced Strategies and Uncapped Return Enhanced Strategies as the “Return Enhanced Strategies”.

We refer to the Digital Return Strategies, Return Strategies and Return Enhanced Strategies collectively as the “Notes”.

The Underlier(s)

Each of the Notes may be linked to:

➢	a common stock, including an American depositary receipt (an “ADR”), of a specific company,
➢	a share of an exchange traded fund (an “ETF”, and together with common stock, an “underlying equity”),
➢	an index (an “underlying index”, and together with an underlying equity, an “underlying asset”), or
➢	a weighted basket (an “underlying basket”) comprised of underlying equities and/or underlying indices or notes (each a “basket asset”).

General Terms

This product supplement describes some of the general terms that may apply to the Notes and the general manner in which they may be offered. The applicable pricing supplement to this product supplement (the “applicable pricing supplement”) will describe the specific terms of any Notes that we offer, which may differ from the terms described in this product supplement, including (i) the particular product being offered, (ii) the underlying asset or underlying basket and (iii) the specific manner in which such Notes may be offered.

If there is any inconsistency between the terms of the Notes described in the accompanying prospectus, the index supplement, this product supplement and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement; third, the index supplement; and last, the accompanying prospectus.

The general terms of the Notes are described in this product supplement and, unless otherwise specified in the applicable pricing supplement, include the following:

Issuer:	UBS AG (“UBS”).
Booking Branch:	The booking branch of UBS will be specified in the applicable pricing supplement.
Issue Price:	The issue price per Note will be set equal to 100% of the principal amount of each Note.
Pricing Date:	As specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events”.
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Original Issue Date:	As specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events”.
Valuation Date:	As specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” and “—Valuation Date”.
Averaging Dates:	If specified as applicable in the applicable pricing supplement, the number of trading days ending on and including the Valuation Date on which the closing level of the underlying asset is observed for purposes of determining the final level, subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” and “— Averaging Dates”.
Maturity Date:	As specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” and “— Maturity Date”.
No Coupon:	Unless otherwise specified in the applicable pricing supplement, we will not pay you interest during the term of the Notes.
Principal Amount:	Unless otherwise specified in the applicable pricing supplement, each Note will have the a principal amount of $1,000 per Note (with a minimum investment of 10 Notes, for a total of $10,000).
No Listing:	The Notes will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement.
Calculation Agent:	UBS Securities LLC.

Payment at Maturity for the Notes

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. Depending on the particular terms of your Notes, if the underlying return is negative, you could lose some or all of your initial investment.

All defined terms relating to payment at maturity are set forth beginning on page vi under “Defined Terms Relating to Payments at Maturity for the Notes”.

The Digital Return Strategies:

The Digital Return Strategies provide the opportunity to receive a return equal to the digital return with full, contingent or reduced downside market exposure at maturity.

Digital Return Notes

Payment

at Maturity:	For any Digital Return Note offering, at maturity UBS will pay you a cash payment, for each Digital Return Note you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset or underlying basket is less than the strike level or initial level, calculated as follows:
➢	If the final level is equal to or greater than the strike level:

$1,000 + ($1,000 × Digital Return).

➢	If the final level is less than the strike level and equal to or greater than the initial level:

Principal Amount of $1,000.

➢	If the final level is less than the initial level:

$1,000 + ($1,000 × Underlying Return).

Investors in Digital Return Notes are fully exposed to any decline in the level of the underlying asset or the underlying basket from the initial level to the final level. Specifically, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Digital Trigger Return
Notes Payment

at Maturity:	For any Digital Trigger Return Note offering, at maturity UBS will pay you a cash payment, for each Digital Trigger Return Note you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset or underlying basket is less than the strike level or trigger level, calculated as follows:
➢	If the final level is equal to or greater than the strike level:

$1,000 + ($1,000 × Digital Return).

➢	If the final level is less than the strike level and equal to or greater than the trigger level:

Principal Amount of $1,000.

➢	If the final level is less than the trigger level:

$1,000 + ($1,000 × Underlying Return).

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Investors in Digital Trigger Return Notes may be fully exposed to any decline in the level of the underlying asset or the underlying basket from the initial level to the final level. Specifically, if the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Digital Buffered Return
Notes Payment

at Maturity:	For any Digital Buffered Return Note offering, at maturity UBS will pay you a cash payment, for each Digital Buffered Return Note you hold, that will be based on (i) the underlying return, (ii) whether the final level of the underlying asset or underlying basket is less than the strike level and (iii) whether the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, calculated as follows:
➢	If the final level is equal to or greater than the strike level:

$1,000 + ($1,000 × Digital Return).

➢	If the final level is less than the strike level and either (i) the underlying return is zero or positive or (ii) the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

Principal Amount of $1,000.

➢	If the final level is less than the strike level, the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$1,000 + [$1,000 × (Underlying Return + Buffer Amount)].

Investors in Digital Buffered Return Notes will be exposed to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer amount from the initial level to the final level. Specifically, if the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Digital Buffered Return
Notes with Downside
Leverage Payment

at Maturity:	For any Digital Buffered Return Note with Downside Leverage Factor offering, at maturity UBS will pay you a cash payment, for each Digital Buffered Return Note with Downside Leverage Factor you hold, that will be based on (i) the underlying return (ii) whether the final level of the underlying asset or underlying basket is less than the strike level and (iii) whether the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, calculated as follows:
➢	If the final level is equal to or greater than the strike level:

$1,000 + ($1,000 × Digital Return).

➢	If the final level is less than the strike level and either (i) the underlying return is zero or positive or (ii) the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

Principal Amount of $1,000.

➢	If the final level is less than the strike level, the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$1,000 + [$1,000 × (Underlying Return + Buffer Amount) × Downside Leverage Factor].

Investors in Digital Buffered Return Notes with Downside Leverage Factor will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer amount from the initial level to the final level. Specifically, if the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount multiplied by the downside leverage factor, and in extreme situations, you could lose all of your initial investment.

The Return Strategies:

The Return Strategies provide the opportunity to receive a return equal to the digital return or to participate in any positive underlying return in excess of the step return, in the case of Capped Return Notes Products only up to a predetermined maximum return, with full, contingent or reduced downside market exposure at maturity.

Return Notes

Payment

at Maturity:	For any Capped Return Note or Uncapped Return Note (the “Return Notes”) offering, at maturity UBS will pay you a cash payment, for each Return Note you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset or underlying basket is less than the strike level or initial level, calculated as follows:
➢	For Capped Return Notes, if the final level is equal to or greater than the strike level:

$1,000 + $1,000 × the greater of (a) Digital Return and (b) the lesser of (i) Underlying Return and (ii) Maximum Return.

➢	For Uncapped Return Notes, if the final level is equal to or greater than the strike level:

$1,000 + $1,000 × the greater of (a) Digital Return and (b) Underlying Return.

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➢	For Return Notes, if the final level is less than the strike level and equal to or greater than the initial level:

Principal Amount of $1,000.

➢	For Return Notes, if the final level is less than the initial level:

$1,000 + ($1,000 × Underlying Return).

Investors in Return Notes are fully exposed to any decline in the level of the underlying asset or the underlying basket from the initial level to the final level. Specifically, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Trigger Return
Notes Payment

at Maturity:	For any Capped Trigger Return Note or Uncapped Trigger Return Note (the “Trigger Return Notes”) offering, at maturity UBS will pay you a cash payment, for each Trigger Return Note you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset or underlying basket is less than the strike level or trigger level, calculated as follows:
➢	For Capped Trigger Return Notes, if the final level is equal to or greater than the strike level:

$1,000 + $1,000 × the greater of (a) Digital Return and (b) the lesser of (i) Underlying Return and (ii) Maximum Return.

➢	For Uncapped Trigger Return Notes, if the final level is equal to or greater than the strike level:

$1,000 + $1,000 × the greater of (a) Digital Return and (b) Underlying Return.

➢	For Trigger Return Notes, if the final level is less than the strike level and equal to or greater than the trigger level:

Principal Amount of $1,000.

➢	For Trigger Return Notes, if the final level is less than the trigger level:

$1,000 + ($1,000 × Underlying Return).

Investors in Trigger Return Notes may be fully exposed to any decline in the level of the underlying asset or the underlying basket from the initial level to the final level. Specifically, if the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Buffered Return
Notes Payment

at Maturity:	For any Capped Buffered Return Note or Uncapped Buffered Return Note (the “Buffered Return Notes”) offering, at maturity UBS will pay you a cash payment, for each Buffered Return Note you hold, that will be based on (i) the underlying return, (ii) whether the final level of the underlying asset or underlying basket is less than the strike level and (iii) whether the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, calculated as follows:
➢	For Capped Buffered Return Notes, if the final level is equal to or greater than the strike level:

$1,000 + $1,000 × the greater of (a) Digital Return and (b) the lesser of (i) Underlying Return and (ii) Maximum Return.

➢	For Uncapped Buffered Return Notes, if the final level is equal to or greater than the strike level:

$1,000 + $1,000 × the greater of (a) Digital Return and (b) Underlying Return.

➢	For Buffered Return Notes, if the final level is less than the strike level and either (i) the underlying return is zero or positive or (ii) the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

Principal Amount of $1,000.

➢	For Buffered Return Notes, if the final level is less than the strike level, the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$1,000 + [$1,000 × (Underlying Return + Buffer Amount)].

Investors in Buffered Return Notes will be exposed to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer amount from the initial level to the final level. Specifically, if the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Buffered Return
Notes with Downside
Leverage Payment

at Maturity:	For any Capped Buffered Return Note with Downside Leverage Factor or Uncapped Buffered Return Note with Downside Leverage Factor (the “Buffered Return Notes with Downside Leverage Factor”) offering, at maturity UBS will pay you a cash payment, for each Buffered Return Note with Downside Leverage Factor you hold, that will be based on (i) the underlying return (ii) whether the final level of the underlying asset or underlying basket is less than the strike level and (iii) whether the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, calculated as follows:
➢	For Capped Buffered Return Notes with Downside Leverage Factor, if the final level is equal to or greater than the strike level:
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$1,000 + $1,000 × the greater of (a) Digital Return and (b) the lesser of (i) Underlying Return and (ii) Maximum Return.

➢	For Uncapped Buffered Return Notes with Downside Leverage Factor, if the final level is equal to or greater than the strike level:

$1,000 + $1,000 × the greater of (a) Digital Return and (b) Underlying Return.

➢	For Buffered Return Notes with Downside Leverage Factor, if the final level is less than the strike level and either (i) the underlying return is zero or positive or (ii) the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

Principal Amount of $1,000.

➢	For Buffered Return Notes with Downside Leverage Factor, if the final level is less than the strike level, the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$1,000 + [$1,000 × (Underlying Return + Buffer Amount) × Downside Leverage Factor].

Investors in Buffered Return Notes with Downside Leverage Factor will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer amount from the initial level to the final level. Specifically, if the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount multiplied by the downside leverage factor, and in extreme situations, you could lose all of your initial investment.

The Return Enhanced Strategies:

The Return Enhanced Strategies provide participation in, and may enhance by the upside leverage factor, any positive underlying return, in the case of Capped Return Enhanced Strategies only up to a predetermined maximum return ,with full, contingent or reduced downside market exposure at maturity.

Return Enhanced
Notes
Payment

at Maturity:	For any Capped Return Enhanced Note or Uncapped Return Enhanced Note (the “Return Enhanced Notes”) offering, at maturity UBS will pay you a cash payment, for each Return Enhanced Note you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset or underlying basket is less than the initial level, calculated as follows:
➢	For Capped Return Enhanced Notes, if the underlying return is positive:

$1,000 + ($1,000 × the lesser of (a) Underlying Return × Upside Leverage Factor and (b) Maximum Return).

➢	For Uncapped Return Enhanced Notes, if the underlying return is positive:

$1,000 + ($1,000 × Underlying Return × Upside Leverage Factor).

➢	For Return Enhanced Notes, if the underlying return is zero:

Principal Amount of $1,000.

➢	For Return Enhanced Notes, if the underlying return is negative:

$1,000 + ($1,000 × Underlying Return).

Investors in Return Enhanced Notes are fully exposed to any decline in the level of the underlying asset or the underlying basket from the initial level to the final level. Specifically, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Trigger Return
Enhanced Notes

Payment

at Maturity:	For any Capped Trigger Return Enhanced Notes or Uncapped Trigger Return Enhanced Notes (the “Trigger Return Enhanced Notes” ) offering, at maturity UBS will pay you a cash payment, for each Trigger Return Enhanced Note you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset or underlying basket is less than the trigger level, calculated as follows:
➢	For Capped Trigger Return Enhanced Notes, if the underlying return is positive:

$1,000 + ($1,000 × the lesser of (a) Underlying Return × Upside Leverage Factor and (b) Maximum Return).

➢	For Uncapped Trigger Return Enhanced Notes, if the underlying return is positive:

$1,000 + ($1,000 × Underlying Return × Upside Leverage Factor).

➢	For Trigger Return Enhanced Notes, if the underlying return is zero or negative and the final level is equal to or greater than the trigger level:

Principal Amount of $1,000.

➢	For Trigger Return Enhanced Notes, if the underlying return is negative and the final level is less than the trigger level:

$1,000 + ($1,000 × Underlying Return).

Investors in Trigger Return Enhanced Notes may be fully exposed to any decline in the level of the underlying asset or the underlying basket from the initial level to the final level. Specifically, if the final level is less than the trigger level, you will

v

lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Buffered Return
Enhanced Notes
Payment

at Maturity:	For any Capped Buffered Return Enhanced Notes or Uncapped Buffered Return Enhanced Notes (the “Buffered Return Enhanced Notes”) offering, at maturity UBS will pay you a cash payment, for each Buffered Return Enhanced Note you hold, that will be based on (i) the underlying return and (ii) whether the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, calculated as follows:
➢	For Capped Buffered Return Enhanced Notes, If the underlying return is positive:

$1,000 + ($1,000 × the lesser of (a) Underlying Return × Upside Leverage Factor and (b) Maximum Return).

➢	For Uncapped Buffered Return Enhanced Notes, if the underlying return is positive:

$1,000 + ($1,000 × Underlying Return × Upside Leverage Factor).

➢	For Buffered Return Enhanced Notes, if the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

Principal Amount of $1,000.

➢	For Buffered Return Enhanced Notes, if the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$1,000 + [$1,000 × (Underlying Return + Buffer Amount)].

Investors in Buffered Return Enhanced Notes will be exposed to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer amount from the initial level to the final level. Specifically, if the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Buffered Return
Enhanced Notes
with Downside
Leverage Factor

at Maturity:	For any Capped Buffered Return Enhanced Notes with Downside Leverage Factor or Uncapped Buffered Return Enhanced Notes with Downside Leverage Factor (the “Buffered Return Enhanced Notes with Downside Leverage Factor”) offering, at maturity UBS will pay you a cash payment, for each Buffered Return Enhanced Note with Downside Leverage Factor you hold, that will be based on (i) the underlying return and (ii) whether the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, calculated as follows:
➢	For Capped Buffered Return Enhanced Notes with Downside Leverage Factor, if the underlying return is positive:

$1,000 + ($1,000 × the lesser of (a) Underlying Return × Upside Leverage Factor and (b) Maximum Return).

➢	For Uncapped Buffered Return Enhanced Notes with Downside Leverage Factor, if the underlying return is positive:

$1,000 + ($1,000 × Underlying Return × Upside Leverage Factor).

➢	For Buffered Return Enhanced Notes with Downside Leverage Factor, if the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

Principal Amount of $1,000.

➢	For Buffered Return Enhanced Notes with Downside Leverage Factor, if the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$1,000 + [$1,000 × (Underlying Return + Buffer Amount) x Downside Leverage Factor].

Investors in Buffered Return Enhanced Notes with Downside Leverage Factor will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer amount from the initial level to the final level. Specifically, if the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount multiplied by the downside leverage factor, and in extreme situations, you could lose all of your initial investment.

Defined Terms Relating to Payments at Maturity for the Notes:

Underlying

Return:	The quotient, expressed as a percentage, of (i) the final level of the underlying asset or underlying basket minus the initial level of the underlying asset or underlying basket, divided by (ii) the initial level of the underlying asset or underlying basket. Expressed as a formula:
Final Level − Initial Level
Initial Level

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Initial Level:	Unless otherwise provided in the applicable pricing supplement, with respect to:
➢	an underlying equity, the closing level of such underlying equity on the pricing date,
➢	an underlying index, the closing level of such underlying index on the pricing date, or
➢	an underlying basket, 100.

The initial level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”. If the applicable pricing supplement specifies that the Notes are linked to a basket of Notes, the initial level will be specified therein.

Final Level:	Unless otherwise provided in the applicable pricing supplement, with respect to:
➢	an underlying equity, the closing level of such underlying equity on the valuation date or the arithmetic average of the closing levels of the underlying equity on each averaging date,
➢	an underlying index, the closing level of such underlying index on the valuation date or the arithmetic average of the closing levels of the underlying index on each averaging date, or
➢	an underlying basket, a level of the underlying basket equal to the product of (i) the initial level of such underlying basket multiplied by (ii) the sum of one and the weighted performance of each basket asset measured from the initial level to the final level.

The final level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “General Terms of the Notes — Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”. If the applicable pricing supplement specifies that the Notes are linked to a basket of Notes, any applicable postponement procedures will also be specified therein.

Strike Level:	With respect to the Digital Return Strategies and Return Strategies, a specified level of the underlying asset specified in the applicable pricing supplement.

Digital Return:	With respect to the Digital Return Strategies and Return Strategies, a positive percentage specified in the applicable pricing supplement.

Upside Leverage

Factor:	With respect to the Return Enhanced Strategies, a positive number equal to or greater than 1.0, as specified in the applicable pricing supplement.
Maximum Return:	With respect to the Capped Return Strategies and Capped Return Enhanced Strategies, a positive percentage specified in the applicable pricing supplement.

Trigger Level:	With respect to the Digital TRN, Trigger Return Notes and Trigger Return Enhanced Notes, a level of the underlying asset or underlying basket that will be less than the initial level specified in the applicable pricing supplement. The trigger level will be based on a percentage of the initial level and may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Notes — Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

Buffer Amount:	With respect to the Digital BRN, Digital BRN with Downside Leverage Factor, Buffered Return Notes, Buffered Return Enhanced Notes, Buffered Return Notes with Downside Leverage Factor and Buffered Return Enhanced Notes with Downside Leverage Factor, a positive percentage specified in the applicable pricing supplement.

Downside
Leverage

Factor:	With respect to the Capped BREN with Downside Leverage Factor and the Uncapped BREN with Downside Leverage Factor, an amount equal to:

1
(1 – Buffer Amount)

In addition to the strategies described below, the applicable pricing supplement may provide that the Notes are dual directional notes that provide the opportunity to receive a return equal to (i) the absolute value of the underlying return multiplied by (ii) the principal amount if the final level is equal to or greater than the strike level.

See “Risk Factors” beginning on page PS-35 of this product supplement for risks related to an investment in the Notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this product supplement, the index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Investment Bank	UBS Financial Services Inc.

vii

ADDITIONAL INFORMATION ABOUT THE NOTES

You should read this product supplement together with the prospectus dated April 29, 2016, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series B, of which the Notes are a part, the index supplement dated April 29, 2016, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the Notes, may be linked and any applicable pricing supplement related to the Notes that we may file with the Securities and Exchange Commission (“SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated April 29, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516569341/d161008d424b3.htm

➢	Index Supplement dated April 29, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516569883/d163530d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement, the accompanying prospectus or index supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these Notes in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Product Supplement

Product Supplement Summary	PS-1
Payment at Maturity for the Notes	PS-2
The Digital Return Strategies	PS-2
Payment at Maturity for Digital Return Notes	PS-2
Payment at Maturity for Digital Trigger Return Notes	PS-2
Payment at Maturity for Digital Buffered Return Notes	PS-3
Payment at Maturity for Digital Buffered Return Notes with Downside Leverage Factor	PS-3
The Return Strategies	PS-4
Payment at Maturity for Return Notes	PS-4
Payment at Maturity for Trigger Return Notes	PS-4
Payment at Maturity for Buffered Return Notes	PS-4
Payment at Maturity for Buffered Return Notes with Downside Leverage Factor	PS-5
The Return Enhanced Strategies	PS-5
Payment at Maturity for Return Enhanced Notes	PS-6
Payment at Maturity for Trigger Return Enhanced Notes	PS-6
Payment at Maturity for Buffered Return Enhanced Notes	PS-6
Payment at Maturity for Buffered Return Enhanced Notes with Downside Leverage Factor	PS-7
Defined Terms Relating to Payments at Maturity for the Notes	PS-7
Hypothetical Examples of How the Notes Perform	PS-16
Risk Factors	PS-35
General Terms of the Notes	PS-49
Payment at Maturity for the Notes	PS-49
The Digital Return Strategies	PS-49
Digital Return Notes Payment at Maturity	PS-49
Digital Trigger Return Notes Payment at Maturity	PS-50
Digital Buffer Return Notes Payment at Maturity	PS-50
Digital Buffer Return Notes with Downsided Leverage Payment at Maturity	PS-50
The Return Strategies	PS-51
Return Notes Payment at Maturity	PS-51
Trigger Return Notes Payment at Maturity	PS-51
Buffered Return Notes Payment at Maturity	PS-52
Buffered Return Notes with Downside Leverage Payment at Maturity	PS-52
The Return Enhanced Strategies	PS-53
Return Enhanced Notes Payment at Maturity	PS-53
Trigger Return Enahnced Notes Payment at Maturity	PS-53
Buffer Return Enhanced Notes Payment at Maturity	PS-54
Buffer Return Enhanced Notes with Downside Leverage Factor Payment at Maturity	PS-54
Defined Terms Relating to Payments at Maturity for the Notes	PS-55
Market Disruption Events	PS-58
Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset	PS-60
Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset	PS-63
Use of Proceeds and Hedging	PS-70
Supplemental U.S. Tax Considerations	PS-71
Certain ERISA Considerations	PS-78
Supplemental Plan of Distribution (Conflicts of Interest)	PS-79

Index Supplement
Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial AverageTM	IS-2
NASDAQ-100 Index®	IS-4
Russell 2000® Index	IS-7
S&P 500® Index	IS-12
Commodity Indices	IS-17
Bloomberg Commodity IndexSM	IS-17
UBS Bloomberg Constant Maturity Commodity Index Excess Return	IS-24
Non-U.S. Indices	IS-29
EURO STOXX 50® Index	IS-29
FTSETM 100 Index	IS-31
Hang Seng China Enterprises Index	IS-35
MSCI Indexes	IS-38
MSCI-EAFE® Index	IS-38
MSCI® Emerging Markets IndexSM	IS-38
MSCI® Europe Index	IS-38

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	74
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

Product Supplement Summary

This product supplement describes terms that will apply generally to the Notes. On the pricing date, UBS AG will prepare a pricing supplement. The applicable pricing supplement will specify the underlying asset or underlying basket and the specific pricing terms for that issuance and will indicate any changes to the general terms specified below. You should read the applicable pricing supplement in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Notes,” we mean the Capped Return Enhanced Notes and the Uncapped Return Enhanced Notes. Also, references to the “accompanying prospectus” mean the accompanying prospectus, titled “Debt Securities and Warrants,” dated June 12, 2015 and references to the “index supplement” mean the UBS index supplement, dated June 12, 2015.

If there is any inconsistency between the terms of the Notes described in the accompanying prospectus, this product supplement, the index supplement and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement; third, the index supplement and last, the accompanying prospectus.

What are the Digital Return Strategies?

The “Digital Return Strategies” consist of four separate product offerings: the Digital Return Notes (which we refer to as “Digital RN”), Digital Trigger Return Notes (which we refer to as “Digital TRN”), Digital Buffered Return Notes (which we refer to as “Digital BRN”) and Digital Buffered Return Notes with Downside Leverage Factor (which we refer to as “Digital BRN with Downside Leverage Factor”).

What are the Capped Return Strategies and Uncapped Return Strategies?

The “Capped Return Strategies” consist of four separate product offerings: the Capped Return Notes (which we refer to as “Capped RN”), Capped Trigger Return Notes (which we refer to as “Capped TRN”), Capped Buffered Return Notes (which we refer to as “Capped BRN”) and Capped Buffered Return Notes with Downside Leverage Factor (which we refer to as “Capped BRN with Downside Leverage Factor”).

The “Uncapped Return Strategies” consist of four separate product offerings: the Uncapped Return Notes (which we refer to as “Uncapped RN”), Uncapped Trigger Return Notes (which we refer to as “Uncapped TRN”), Uncapped Buffered Return Notes (which we refer to as “Uncapped BRN”) and Uncapped Buffered Return Notes with Downside Leverage Factor (which we refer to as “Uncapped BRN with Downside Leverage Factor”).

We collectively refer to the Capped Return Strategies and Uncapped Return Strategies as the “Return Strategies”.

What are the Capped Return Enhanced Strategies and Uncapped Return Enhanced Strategies?

The “Capped Return Enhanced Strategies” consist of four separate product offerings: the Capped Return Enhanced Notes (which we refer to as “Capped REN”), Capped Trigger Return Enhanced Notes (which we refer to as “Capped TREN”), Capped Buffered Return Enhanced Notes (which we refer to as “Capped BREN”) and Capped Buffered Return Enhanced Notes with Downside Leverage Factor (which we refer to as “Capped BREN with Downside Leverage Factor”).

The “Uncapped Return Enhanced Strategies” consist of four separate product offerings: the Uncapped Return Enhanced Notes (which we refer to as “Uncapped REN”), Uncapped Trigger Return Enhanced Notes (which we refer to as “Uncapped TREN”), Uncapped Buffered Return Enhanced Notes (which we refer to as “Uncapped BREN”) and Uncapped Buffered Return Enhanced Notes with Downside Leverage Factor (which we refer to as “Uncapped BREN with Downside Leverage Factor”).

We collectively refer to the Capped Return Enhanced Strategies and Uncapped Return Enhanced Strategies as the “Return Enhanced Strategies”.

What Are the Notes?

We refer to the Return Strategies and the Return Enhanced Strategies collectively as the “Return Notes”.

We refer to the Digital Return Strategies and Return Notes collectively as the “Notes”.

The Notes are medium-term unsubordinated and unsecured debt securities issued by UBS AG linked to:

➢	a common stock, including an American depositary receipt (an “ADR”), of a specific company,

PS-1

➢	a share of an exchange traded fund (an “ETF”, and together with common stock, an “underlying equity”),
➢	an index (an “underlying index”, and together with an underlying equity, an “underlying asset”), or
➢	a weighted basket (an “underlying basket”) comprised of underlying equities and/or underlying indices or notes (each, a “basket asset”).

As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as ADRs. We refer to the common stock represented by an ADR as “non-U.S. stock”. If an underlying equity is an ADR, the term “non-U.S. stock issuer” refers to the issuer of the non-U.S. stock underlying the ADR. The underlying asset or underlying basket will be specified in the applicable pricing supplement to this product supplement.

Payment at Maturity for the Notes

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. Depending on the particular terms of your Notes, if the underlying return is negative, you could lose some or all of your initial investment.

All defined terms relating to payment at maturity are set forth below on page PS-7 under “Defined Terms Relating to Payments at Maturity for the Notes”.

The Digital Return Strategies:

The Digital Return Notes provide the opportunity to receive a return equal to the digital return with full, contingent or reduced downside market exposure at maturity.

Payment at Maturity for Digital Return Notes

For any Digital Return Note offering, at maturity UBS will pay you a cash payment, for each Digital Return Note you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset or underlying basket is less than the strike level or initial level, calculated as follows:
➢	If the final level is equal to or greater than the strike level:

$1,000 + ($1,000 × Digital Return).

➢	If the final level is less than the strike level and equal to or greater than the initial level:

Principal Amount of $1,000.

➢	If the final level is less than the initial level:

$1,000 + ($1,000 × Underlying Return).

Investors in Digital Return Notes are fully exposed to any decline in the level of the underlying asset or the underlying basket from the initial level to the final level. Specifically, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Payment at Maturity for Digital Trigger Return Notes

For any Digital Trigger Return Note offering, at maturity UBS will pay you a cash payment, for each Digital Trigger Return Note you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset or underlying basket is less than the strike level or trigger level, calculated as follows:

➢	If the final level is equal to or greater than the strike level:

$1,000 + ($1,000 × Digital Return).

➢	If the final level is less than the strike level and equal to or greater than the trigger level:

Principal Amount of $1,000.

➢	If the final level is less than the trigger level:

$1,000 + ($1,000 × Underlying Return).

PS-2

Investors in Digital Trigger Return Notes may be fully exposed to any decline in the level of the underlying asset or the underlying basket from the initial level to the final level. Specifically, if the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Payment at Maturity for Digital Buffered Return Notes

For any Digital Buffered Return Note offering, at maturity UBS will pay you a cash payment, for each Digital Buffered Return Note you hold, that will be based on (i) the underlying return, (ii) whether the final level of the underlying asset or underlying basket is less than the strike level and (iii) whether the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, calculated as follows:

➢	If the final level is equal to or greater than the strike level:

$1,000 + ($1,000 × Digital Return).

➢	If the final level is less than the strike level and either (i) the underlying return is zero or positive or (ii) the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

Principal Amount of $1,000.

➢	If the final level is less than the strike level, the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$1,000 + [$1,000 × (Underlying Return + Buffer Amount)].

Investors in Digital Buffered Return Notes will be exposed to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer amount from the initial level to the final level. Specifically, if the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Payment at Maturity for Digital Buffered Return Notes with Downside Leverage Factor

For any Digital Buffered Return Note with Downside Leverage Factor offering, at maturity UBS will pay you a cash payment, for each Digital Buffered Return Note with Downside Leverage Factor you hold, that will be based on (i) the underlying return (ii) whether the final level of the underlying asset or underlying basket is less than the strike level and (iii) whether the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, calculated as follows:

➢	If the final level is equal to or greater than the strike level:

$1,000 + ($1,000 × Digital Return).

➢	If the final level is less than the strike level and either (i) the underlying return is zero or positive or (ii) the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

Principal Amount of $1,000.

➢	If the final level is less than the strike level, the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$1,000 + [$1,000 × (Underlying Return + Buffer Amount) × Downside Leverage Factor].

Investors in Digital Buffered Return Notes with Downside Leverage Factor will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer amount from the initial level to the final level. Specifically, if the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount multiplied by the downside leverage factor, and in extreme situations, you could lose all of your initial investment.

PS-3

The Return Strategies:

The Return Strategies provide the opportunity to receive a return equal to the digital return or to participate in any positive underlying return in excess of the digital return, in the case of Capped Return Notes Products only up to a predetermined maximum return, with full, contingent or reduced downside market exposure at maturity.

Payment at Maturity for Return Notes

For any Capped Return Note or Uncapped Return Note (the “Return Notes”) offering, at maturity UBS will pay you a cash payment, for each Return Note you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset or underlying basket is less than the strike level or initial level, calculated as follows:

➢	For Capped Return Notes, if the final level is equal to or greater than the strike level:

$1,000 + $1,000 × the greater of (a) Digital Return and (b) the lesser of (i) Underlying Return and (ii) Maximum Return.

➢	For Uncapped Return Notes, if the final level is equal to or greater than the strike level:

$1,000 + $1,000 × the greater of (a) Digital Return and (b) Underlying Return.

➢	For Return Notes, if the final level is less than the strike level and equal to or greater than the initial level:

Principal Amount of $1,000.

➢	For Return Notes, if the final level is less than the initial level:

$1,000 + ($1,000 × Underlying Return).

Investors in Return Notes are fully exposed to any decline in the level of the underlying asset or the underlying basket from the initial level to the final level. Specifically, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Payment at Maturity for Trigger Return Notes

For any Capped Trigger Return Note or Uncapped Trigger Return Note (the “Trigger Return Notes”) offering, at maturity UBS will pay you a cash payment, for each Trigger Return Note you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset or underlying basket is less than the strike level or trigger level, calculated as follows:

➢	For Capped Trigger Return Notes, if the final level is equal to or greater than the strike level:

$1,000 + $1,000 × the greater of (a) Digital Return and (b) the lesser of (i) Underlying Return and (ii) Maximum Return.

➢	For Uncapped Trigger Return Notes, if the final level is equal to or greater than the strike level:

$1,000 + $1,000 × the greater of (a) Digital Return and (b) Underlying Return.

➢	For Trigger Return Notes, if the final level is less than the strike level and equal to or greater than the trigger level:

Principal Amount of $1,000.

➢	For Trigger Return Notes, if the final level is less than the trigger level:

$1,000 + ($1,000 × Underlying Return).

Investors in Trigger Return Notes may be fully exposed to any decline in the level of the underlying asset or the underlying basket from the initial level to the final level. Specifically, if the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Payment at Maturity for Buffered Return Notes

For any Capped Buffered Return Note or Uncapped Buffered Return Note (the “Buffered Return Notes”) offering, at maturity UBS will pay you a cash payment, for each Buffered Return Note you hold, that will be based on (i) the underlying return, (ii) whether the final level of the underlying asset or underlying basket is less than the strike level and (iii) whether the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, calculated as follows:

➢	For Capped Buffered Return Notes, if the final level is equal to or greater than the strike level:

PS-4

$1,000 + $1,000 × the greater of (a) Digital Return and (b) the lesser of (i) Underlying Return and (ii) Maximum Return.

➢	For Uncapped Buffered Return Notes, if the final level is equal to or greater than the strike level:

$1,000 + $1,000 × the greater of (a) Digital Return and (b) Underlying Return.

➢	For Buffered Return Notes, if the final level is less than the strike level and either (i) the underlying return is zero or positive or (ii) the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

Principal Amount of $1,000.

➢	For Buffered Return Notes, if the final level is less than the strike level, the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$1,000 + [$1,000 × (Underlying Return + Buffer Amount)].

Investors in Buffered Return Notes will be exposed to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer amount from the initial level to the final level. Specifically, if the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Payment at Maturity for Buffered Return Notes with Downside Leverage Factor

For any Capped Buffered Return Note with Downside Leverage Factor or Uncapped Buffered Return Note with Downside Leverage Factor (the “Buffered Return Notes with Downside Leverage Factor”) offering, at maturity UBS will pay you a cash payment, for each Buffered Return Note with Downside Leverage Factor you hold, that will be based on (i) the underlying return (ii) whether the final level of the underlying asset or underlying basket is less than the strike level and (iii) whether the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, calculated as follows:

➢	For Capped Buffered Return Notes with Downside Leverage Factor, if the final level is equal to or greater than the strike level:

$1,000 + $1,000 × the greater of (a) Digital Return and (b) the lesser of (i) Underlying Return and (ii) Maximum Return.

➢	For Uncapped Buffered Return Notes with Downside Leverage Factor, if the final level is equal to or greater than the strike level:

$1,000 + $1,000 × the greater of (a) Digital Return and (b) Underlying Return.

➢	For Buffered Return Notes with Downside Leverage Factor, if the final level is less than the strike level and either (i) the underlying return is zero or positive or (ii) the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

Principal Amount of $1,000.

➢	For Buffered Return Notes with Downside Leverage Factor, if the final level is less than the strike level, the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$1,000 + [$1,000 × (Underlying Return + Buffer Amount) × Downside Leverage Factor].

Investors in Buffered Return Notes with Downside Leverage Factor will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer amount from the initial level to the final level. Specifically, if the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount multiplied by the downside leverage factor, and in extreme situations, you could lose all of your initial investment.

The Return Enhanced Strategies:

The Return Enhanced Strategies provide participation in, and may enhance by the upside leverage factor, any positive underlying return, in the case of Capped Return Enhanced Strategies only up to a predetermined maximum return, with full, contingent or reduced downside market exposure at maturity.

PS-5

Payment at Maturity for Return Enhanced Notes

For any Capped Return Enhanced Note or Uncapped Return Enhanced Note (the “Return Enhanced Notes”) offering, at maturity UBS will pay you a cash payment, for each Return Enhanced Note you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset or underlying basket is less than the initial level, calculated as follows:

➢	For Capped Return Enhanced Notes, if the underlying return is positive:

$1,000 + ($1,000 × the lesser of (a) Underlying Return × Upside Leverage Factor and (b) Maximum Return).

➢	For Uncapped Return Enhanced Notes, if the underlying return is positive:

$1,000 + ($1,000 × Underlying Return × Upside Leverage Factor).

➢	For Return Enhanced Notes, if the underlying return is zero:

Principal Amount of $1,000.

➢	For Return Enhanced Notes, if the underlying return is negative:

$1,000 + ($1,000 × Underlying Return).

Investors in Return Enhanced Notes are fully exposed to any decline in the level of the underlying asset or the underlying basket from the initial level to the final level. Specifically, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Payment at Maturity for Trigger Return Enhanced Notes

For any Capped Trigger Return Enhanced Notes or Uncapped Trigger Return Enhanced Notes (the “Trigger Return Enhanced Notes” ) offering, at maturity UBS will pay you a cash payment, for each Trigger Return Enhanced Note you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset or underlying basket is less than the trigger level, calculated as follows:

➢	For Capped Trigger Return Enhanced Notes, if the underlying return is positive:

$1,000 + ($1,000 × the lesser of (a) Underlying Return × Upside Leverage Factor and (b) Maximum Return).

➢	For Uncapped Trigger Return Enhanced Notes, if the underlying return is positive:

$1,000 + ($1,000 × Underlying Return × Upside Leverage Factor).

➢	For Trigger Return Enhanced Notes, if the underlying return is zero or negative and the final level is equal to or greater than the trigger level:

Principal Amount of $1,000.

➢	For Trigger Return Enhanced Notes, if the underlying return is negative and the final level is less than the trigger level:

$1,000 + ($1,000 × Underlying Return).

Investors in Trigger Return Enhanced Notes may be fully exposed to any decline in the level of the underlying asset or the underlying basket from the initial level to the final level. Specifically, if the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Payment at Maturity for Buffered Return Enhanced Notes

For any Capped Buffered Return Enhanced Notes or Uncapped Buffered Return Enhanced Notes (the “Buffered Return Enhanced Notes”) offering, at maturity UBS will pay you a cash payment, for each Buffered Return Enhanced Note you hold, that will be based on (i) the underlying return and (ii) whether the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, calculated as follows:

➢	For Capped Buffered Return Enhanced Notes, If the underlying return is positive:

$1,000 + ($1,000 × the lesser of (a) Underlying Return × Upside Leverage Factor and (b) Maximum Return).

➢	For Uncapped Buffered Return Enhanced Notes, if the underlying return is positive:

$1,000 + ($1,000 × Underlying Return × Upside Leverage Factor).

PS-6

➢	For Buffered Return Enhanced Notes, if the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

Principal Amount of $1,000.

➢	For Buffered Return Enhanced Notes, if the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$1,000 + [$1,000 × (Underlying Return + Buffer Amount)].

Investors in Buffered Return Enhanced Notes will be exposed to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer amount from the initial level to the final level. Specifically, if the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Payment at Maturity for Buffered Return Enhanced Notes with Downside Leverage Factor

For any Capped Buffered Return Enhanced Notes with Downside Leverage Factor or Uncapped Buffered Return Enhanced Notes with Downside Leverage Factor (the “Buffered Return Enhanced Notes with Downside Leverage Factor”) offering, at maturity UBS will pay you a cash payment, for each Buffered Return Enhanced Note with Downside Leverage Factor you hold, that will be based on (i) the underlying return and (ii) whether the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, calculated as follows:

➢	For Capped Buffered Return Enhanced Notes with Downside Leverage Factor, if the underlying return is positive:

$1,000 + ($1,000 × the lesser of (a) Underlying Return × Upside Leverage Factor and (b) Maximum Return).

➢	For Uncapped Buffered Return Enhanced Notes with Downside Leverage Factor, if the underlying return is positive:

$1,000 + ($1,000 × Underlying Return × Upside Leverage Factor).

➢	For Buffered Return Enhanced Notes with Downside Leverage Factor, if the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

Principal Amount of $1,000.

➢	For Buffered Return Enhanced Notes with Downside Leverage Factor, if the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$1,000 + [$1,000 × (Underlying Return + Buffer Amount) x Downside Leverage Factor].

Investors in Buffered Return Enhanced Notes with Downside Leverage Factor will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer amount from the initial level to the final level. Specifically, if the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount multiplied by the downside leverage factor, and in extreme situations, you could lose all of your initial investment.

Defined Terms Relating to Payments at Maturity for the Notes:

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying asset or underlying basket minus the initial level of the underlying asset or underlying basket, divided by (ii) the initial level of the underlying asset or underlying basket. Expressed as a formula, the underlying return is:

Final Level − Initial Level
Initial Level

Unless otherwise provided in the applicable pricing supplement, the “initial level” will be, with respect to:

➢	an underlying equity, the closing level of such underlying equity on the pricing date,
➢	an underlying index, the closing level of such underlying index on the pricing date, or

PS-7

➢	an underlying basket, 100.

The initial level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “—Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”. If the applicable pricing supplement specifies that the Notes are linked to a basket of Notes, the initial level will be specified therein.

Unless otherwise provided in the applicable pricing supplement, the “final level” will be, with respect to:

➢	an underlying equity, the closing level of such underlying equity on the valuation date or the arithmetic average of the closing levels of the underlying equity on each averaging date,
➢	an underlying index, the closing level of such underlying index on the valuation date or the arithmetic average of the closing levels of the underlying index on each averaging date, or
➢	an underlying basket, a level of the underlying basket equal to the product of (a) the initial level of such underlying basket multiplied by (b) the sum of one and the weighted performance of the basket assets measured from the initial level to the final level.

The final level will be determined by the calculation agent on the valuation date. The valuation date and/or any averaging date (if applicable) may be postponed in the case of a market disruption event as described under “General Terms of the Notes — Market Disruption Events” and the final level and/or closing level on any averaging date adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”. If the applicable pricing supplement specifies that the Notes are linked to a basket of Notes, any applicable postponement procedures will also be specified therein.

With respect to the Digital Return Strategies and Return Strategies, the “strike level” will be determined by the calculation agent and set forth in the applicable pricing supplement.

With respect to the Digital Return Strategies and Return Strategies, (the “digital return”) will be a positive percentage specified in the applicable supplement.

With respect to the Return Enhanced Strategies, the applicable pricing supplement will specify the rate at which you will participate in the performance of the underlying asset or underlying basket. The rate will be referred to as the “upside leverage factor” and will be a positive number equal to or greater than 1.0 as specified in the applicable pricing supplement.

With respect to the Capped Return Strategies and Capped Return Enhanced Strategies, the applicable pricing supplement will specify a maximum return (the “maximum return”), which will be a positive percentage and will cap the amount you may receive at maturity.

With respect to the Digital TRN, Trigger Return Notes and Trigger Return Enhanced Notes, the “trigger level” will be a level of the underlying asset or underlying basket that will be less than the initial level specified in the applicable pricing supplement. The trigger level will be based on a percentage of the initial level, as may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Notes — Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

With respect to the Digital BRN, Digital BRN with Downside Leverage Factor, Buffered Return Notes, Buffered Return Enhanced Notes, Buffered Return Notes with Downside Leverage Factor and Buffered Return Enhanced Notes with Downside Leverage Factor, the “buffer amount” will be a positive percentage specified in the applicable pricing supplement.

With respect to the Digital BRN with Downside Leverage Factor, Buffered Return Notes with Downside Leverage Factor and Buffered Return Enhanced Notes with Downside Leverage Factor, the “downside leverage factor” will be an amount equal to the quotient of (i) one divided by (ii) the difference of one minus the buffer amount.

The calculation agent may adjust the terms of the Notes for an underlying asset or underlying basket in the case of antidilution and reorganization events described below under “General Terms of the Notes — Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

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In addition to the strategies described below, the applicable pricing supplement may provide that the Notes are dual directional notes that provide the opportunity to receive a return equal to (i) the absolute value of the underlying return multiplied by (ii) the principal amount if the final level is equal to or greater than the strike level.

The Notes Are Part of a Series

The Notes are part of a series of debt securities entitled “Medium-Term Notes, Series B” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Notes. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus.

We may issue separate offerings of the Notes that may be identical in all respects, except that each offering may be linked to the performance of a different underlying asset or underlying basket and will be subject to the particular terms of the respective Notes set forth in the applicable pricing supplement, which may differ from the terms described in the product supplement. Each offering of the Notes is a separate and distinct security and you may invest in one or more offerings of the Notes as set forth in the applicable pricing supplement. The performance of each offering of the Notes will depend solely upon the performance of the underlying asset or underlying basket to which such offering is linked and will not depend on the performance of any other offering of the Notes.

Specific Terms of each Note Will Be Described in Applicable Pricing Supplement

The applicable pricing supplement (“applicable pricing supplement”) accompanying this product supplement describes the specific terms of your Notes. The terms described therein modify or supplement those described herein and in the accompanying prospectus.

You should read any applicable pricing supplement in conjunction with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

Subject to the specific terms of your Notes as described in the applicable pricing supplement, an investment in the Notes may offer the following features:

➢	Risk of loss at maturity — Depending on the particular terms of your Note, you may suffer losses at maturity depending on whether the final level of the underlying asset or underlying basket is less than the initial level or trigger level, or whether the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, in each case as applicable.
➢	For Digital Return Notes, Return Notes, and Return Enhanced Notes, if the underlying return is negative, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.
➢	For Digital TRN, Trigger Return Notes, and Trigger Return Enhanced Notes, if the underlying return is negative and the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.
➢	For Digital BRN, Buffered Return Notes, and Buffered Return Enhanced Notes, if the underlying return is negative and the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.
➢	For Digital BRN with Downside Leverage Factor, Buffered Return Notes with Downside Leverage Factor and Buffered Return Enhanced Notes with Downside Leverage Factor, if the underlying return is negative and the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount multiplied by the downside leverage factor, and in extreme situations, you could lose all of your initial investment.
➢	The stated payout from the issuer applies only at maturity — If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset or the level of the underlying basket is equal to or greater than the strike level, initial level or trigger level, or the percentage decline of the underlying asset or underlying basket from the initial

PS-9

level is equal to or less than the buffer amount, in each case as applicable. All payments on the Notes are subject to the creditworthiness of UBS.

➢	Participation in the Positive Performance of the Underlying Asset or Underlying Basket — At maturity, the Return Strategies and Return Enhanced Strategies provide participation in any positive underlying return in the case of the Return Strategies, and in the case of the Return Enhanced Strategies, may enhance such return by the upside leverage factor. In the case of the Capped Return Strategies and Capped Return Enhanced Strategies however, the payment at maturity is limited to the maximum return. You can receive the potential to participate in some or all of the positive underlying return only if you hold your Notes to maturity.
➢	Digital Return — At maturity, the Digital Return Strategies and Return Strategies provide the opportunity to receive a digital return, however, in the case of the Digital Return Strategies, the potential return is limited to the digital return. You can receive the digital return from UBS only if you hold your Notes to maturity.
➢	Minimum Investment — Unless otherwise specified in the applicable pricing supplement the Notes have a $1,000 principal amount per Note and a minimum investment of 10 Notes (for a total minimum purchase price of $10,000). Purchases in excess of these minimum amounts may be made in integrals of one Note. Purchases and sales of Notes made in the secondary market, if any exists, are not subject to the minimum investment of 10 Notes.

What Are Some of the Risks of the Notes?

An investment in the Notes involves significant risks. Some of the risks that apply generally to the Notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the Notes in the “Risk Factors” section of this product supplement and the applicable pricing supplement.

➢	Risk of loss at maturity — The Notes differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the Notes at maturity. UBS will only repay you the principal amount of your Notes in cash if the final level of the underlying asset or underlying basket is equal to or greater than the initial level (meaning the underlying return is zero or positive) or, if the underlying return is negative, if the final level is equal to or greater than the trigger level, or the percentage decline is equal to or less than the buffer amount, in each case as applicable, and will only make such payment at maturity. In the case of the Digital Trigger Return Notes, Trigger Return Notes and Trigger Return Enhanced Notes, if the underlying return is negative and the final level is less than the initial level, strike level or trigger level, you will incur a loss of principal that is proportionate to the negative underlying return. In the case of Digital BRN, Buffered Return Notes and Buffered Return Enhanced Notes, if the underlying return is negative and the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will incur a loss of principal equal to the decline in excess of the buffer amount. In the case of Digital BRN with Downside Leverage Factor, Buffered Return Notes with Downside Leverage Factor and Buffered Return Enhanced Notes with Downside Leverage Factor, if the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will incur a loss at a proportionately higher percentage than the percentage decline in excess of the buffer amount. In each case as applicable, you will lose a percentage of your principal amount and in extreme situations, you could lose all, or almost all, of your initial investment.
➢	The stated payout from the issuer applies only if you hold your Notes to maturity — You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset or the underlying basket at such time is equal to or greater than the initial level, strike level or trigger level, or the percentage decline of the underlying asset or underlying basket from the initial level is equal to or less than the buffer amount, in each case as applicable.
➢	The participation in the positive performance of the underlying asset or underlying basket applies only if you hold your Notes to maturity — At maturity, Return Strategies provide participation in any positive underlying return, and Return Enhanced Securities provide participation in any positive underlying return and may enhance any positive underlying return by the upside leverage factor. You can receive the potential to participate in the positive underlying return only if you hold your Notes to maturity.
➢	The opportunity to receive a digital return applies only if you hold your Notes to maturity —At Maturity, the Digital Return Strategies and Return Strategies provide the opportunity to receive a digital return. You can receive the full benefit of the digital return from UBS only if you hold your Notes to maturity.

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➢	Your potential return on the Capped Return Strategies and Capped Return Enhanced Strategies is limited by a maximum return — The return potential of the Capped Return Strategies and Capped Enhanced Return Strategies is limited to the maximum return. Therefore, for the Capped Return Strategies you will not benefit from any positive underlying return in excess of an amount that exceeds the maximum return, and your return on the Capped Return Enhanced Strategies may be less than a direct investment in the underlying asset or underlying basket. Similarly, for the Capped Return Enhanced Strategies, you will not benefit from any positive underlying return in excess of an amount that exceeds, when multiplied by the upside leverage factor, the maximum return.
➢	Your potential return on the Digital Return Strategies is limited by a digital return — The return potential of the Digital Return Strategies is limited to the digital return. Therefore, for the Digital Return Strategies you will not participate in any positive underlying return and your return on the Digital Return Strategies may be less than a direct investment in the underlying asset or underlying basket..
➢	No interest payments — UBS will not pay any interest with respect to the Notes.
➢	Credit risk of UBS — The Notes are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Notes. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose all of your initial investment.
➢	Market risk — The return on the Notes, which may be positive or negative, is directly linked to the performance of the underlying asset or underlying basket and, if an underlying asset is an index or an ETF, indirectly linked to the value of the stocks (“underlying equity constituents”), futures contracts on physical commodities (“constituent commodities”) and other assets constituting the index or ETF (collectively, “underlying constituents”). The level of the underlying asset or basket asset, as applicable, can rise or fall sharply due to factors specific to such underlying asset or its underlying constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market levels, interest rates and economic and political conditions.
➢	Owning the Notes is not the same as owning any underlying equity or underlying constituents — The return on your Notes will not reflect the return you would realize if you actually owned the underlying equity, basket assets or underlying constituents comprising the underlying asset or basket assets, as applicable. For instance, for underlying equities and underlying equity constituents, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Notes, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Notes. In addition, as an owner of the Notes, you will not have voting rights or any other rights that a holder of any underlying equity or underlying constituents may have. Further, the Digital Return Strategies, Capped Return Notes and Capped Return Enhanced Notes offer limited return potential.
➢	There can be no assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the level of the underlying asset or the level of the underlying basket will rise or fall and there can be no assurance that the final level of the underlying asset or underlying basket will be equal to or greater than the initial level, strike level or trigger level, or the percentage decline of the underlying asset or underlying basket from the initial level to the final level will be equal to or less than the buffer amount, in each case as applicable. The final level of the underlying asset or underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer(s) of each underlying equity or, if any underlying asset or basket asset is an index or ETF, the underlying constituents. If an underlying asset or basket asset, as applicable, is an equity, you should be willing to accept the risks of owning equities in general and each such underlying equity in particular, and the risk of losing some or all of your initial investment. If an underlying asset or basket asset, as applicable, is an index, you should be willing to accept the risks associated with the relevant markets tracked by each such underlying index in general and each index’s underlying constituents in particular, and the risk of losing some or all of your initial investment.
➢	The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity — For antidilution and reorganization events affecting an underlying equity, the calculation agent may make adjustments to the initial level, strike level, trigger level, closing level and/or final level, as applicable, of the affected underlying equity, and any other term of the Notes. However, the calculation agent

PS-11

will not make an adjustment in response to every corporate event that could affect an underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the market value of the Notes and the payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result.

Common Stocks: If the underlying equity is a common stock, following certain reorganization events relating to the respective issuer of an underlying equity where such issuer is not the surviving entity, the amount you receive at maturity may be based on the equity security of a successor to the respective underlying equity issuer in combination with any cash or any other assets distributed to holders of an underlying equity in such reorganization event. If the issuer of an underlying equity becomes subject to (i) a reorganization event whereby an underlying equity is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates, or (iii) an underlying equity is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on a substitute security as defined below under “General Terms of the Notes — Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

ETFs: If an underlying equity is an ETF, following a delisting or suspension from trading or discontinuance of the ETF, the amount you receive at maturity may be based on a share of another ETF or a basket of securities, futures contracts, commodities or other assets, as described below under “General Terms of the Notes — Delisting, Discontinuance or Modification of an ETF”.

ADRs: If an underlying equity is an ADR, following a delisting (including for this purpose the OTC Bulletin Board) or termination of the ADR facility, the amount you receive at maturity may be based on the non-U.S. stock represented by the ADR as described below under “General Terms of the Notes — Delisting of ADRs or Termination of ADR Facility”. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the Notes and your payment at maturity, if any. For more information, see the sections “General Terms of the Notes — Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset” beginning on pages PS-60 and PS-63, respectively, of this product supplement, as well as the above-referenced sections.

➢	There may be little or no secondary market for the Notes — Unless otherwise specified in the applicable pricing supplement, the Notes will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Notes, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Notes prior to maturity could be at a substantial discount from the issue price and to their intrinsic value and you may suffer substantial losses as a result.
➢	Price of Notes prior to maturity — The market price of the Notes will be influenced by many unpredictable and interrelated factors, including the level of the underlying asset or underlying basket; the price or level volatility of each underlying asset or underlying constituent; the dividend rate paid on each underlying equity or underlying constituent; the time remaining to the maturity of the Notes; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.
➢	Impact of fees on the secondary market price of the Notes — Generally, the price of the Notes in the secondary market is likely to be lower than the issue price to public because the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Notes.
➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in an underlying asset or any underlying constituent, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of an underlying asset or any underlying constituent, may adversely affect the market price(s) or level(s) of the underlying asset or basket asset(s) and, therefore, the market value of the Notes.
➢	Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of any underlying equity, or if any underlying asset is an index or ETF, the issuers of securities constituting underlying constituents of such index or ETF, which may present a conflict between the obligations of UBS and you, as a holder of the Notes. There are also potential conflicts of interest between you and the calculation agent, which will be an

PS-12

affiliate of UBS. The calculation agent will determine the payment at maturity of the Notes based on observed levels of the underlying asset or basket assets. The calculation agent can postpone the determination of the initial level, closing level and/or the final level of the underlying asset, underlying basket or basket asset, as applicable, on the pricing date, any averaging date and/or valuation date, respectively.

➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying asset or underlying basket to which the Notes are linked.
➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should consult your own tax advisor about your own tax situation.

Subject to the specific terms of your Notes, as specified in the applicable pricing supplement, the Notes generally may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the Notes, including the risk of loss of all, or almost all, of your initial investment.
➢	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same or similar downside market risk as an investment in the underlying asset, underlying basket or underlying constituents.
➢	You believe the level of the underlying asset or underlying basket will appreciate over the term of the Notes, and for investors in Digital Return Notes, Capped Return Notes and Capped Return Enhanced Notes, that the percentage of appreciation is unlikely to exceed the digital return or maximum return, as applicable.
➢	You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset or the underlying basket.
➢	You do not seek current income from your investment and are willing to forego dividends paid on any underlying equity or underlying constituent.
➢	You are willing to hold the Notes to maturity and accept that there may be little or no secondary market for the Notes.
➢	You are willing to assume the credit risk of UBS for all payments under the Notes, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your Notes, as specified in the applicable pricing supplement, the Notes generally may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of all, or almost all, of your initial investment.
➢	You require an investment designed to provide a full return of principal at maturity.
➢	You are not willing to make an investment that may have the same or similar downside market risk as an investment in the underlying asset or underlying basket.
➢	You believe that the level of the underlying asset or underlying basket will decline during the term of the Notes and is likely to be less than the initial level, strike level or trigger level, or the percentage decline is likely to be greater than the buffer amount, in each case as applicable, on the valuation date, or for investors in a Digital Return Notes, Capped Return Notes or Capped Return Enhanced Notes, you believe the level of the underlying asset or underlying basket will appreciate over the term of the Notes by a percentage greater than the digital return or maximum return, as applicable.
➢	You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset or the underlying basket.
➢	You seek current income from this investment or prefer to receive the dividends paid on any underlying equity or underlying constituent.

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➢	You are unable or unwilling to hold the Notes to maturity or you seek an investment for which there will be an active secondary market.
➢	You are not willing to assume the credit risk of UBS for all payments under the Notes.

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review carefully the “Risk Factors” beginning on page PS-35 of this product supplement.

What Are the Tax Consequences of the Notes?

The U.S. federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” and discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Notes, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Notes as a pre-paid derivative contract with respect to the underlying asset or underlying basket. If your Notes are so treated, you should generally not accrue any income with respect to the underlying asset or underlying basket and you should generally recognize gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Subject to the discussion below with respect to “constructive ownership,” such recognized gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year (otherwise such gain or loss will be short-term capital gain or loss if you have held your Notes for one year or less).

Constructive Ownership. A “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company or trust (such as shares of certain underlying equities that are ETFs), a passive foreign investment company (“PFIC”), a real estate investment trust (“REIT”) or certain other “pass-thru entities”. If the Notes were treated as a “constructive ownership transaction”, the tax consequences of sale, exchange or maturity of the Notes could be affected materially and adversely. Under the “constructive ownership transaction” rules, if an investment in Notes is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder (as defined under “Supplemental U.S. Tax Considerations”) in respect of a would be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”)) of the U.S. holder (the “Excess Gain”). It is not clear how the “net underlying long-term capital gain” is determined with respect to the Notes. Unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any “Excess Gain” to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the security (assuming such income accrued such that the amount in each successor year is equal to the income of the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Note). In the case of Notes referencing a gold or silver ETF, if Section 1260 were to apply to your Notes any long-term capital gain that you recognize with respect to your Notes that is not recharacterized as ordinary income would be subject to tax at a special 28% maximum rate that is applicable to “collectibles”.

There exists a risk that an investment in Notes that are linked to shares of an ETF, PFIC, REIT or other “pass-thru entity” or an underlying basket that contains shares in an ETF, PFIC, REIT or other “pass-thru entity” could be treated as a “constructive ownership transaction”. If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Note would be recharacterized as ordinary income. Furthermore, depending on the precise terms of a particular offering of Notes that reference an ETF or other “pass-thru entity”, the risk may be substantial that such Notes would be treated as a “constructive ownership transaction”, and that all or a portion of any long-term capital gain recognized with respect to such Notes could be recharacterized as ordinary income and subject to an interest charge (or in the case of a gold or silver ETF, subject to a special 28% maximum rate that is applicable to “collectibles”). Because the application of the constructive ownership rules to the Notes is unclear, U.S. holders are urged to consult their tax advisors regarding the potential application of the “constructive ownership” rules.

Unless otherwise specified in the applicable pricing supplement, we expect our counsel, Cadwalader, Wickersham & Taft LLP, would be able to opine that it would be reasonable to treat your Notes as a pre-paid derivative contract that it would be reasonable to treat your Notes in the manner described above. However, because there is

PS-14

no authority that specifically addresses the tax treatment of the Notes, it is possible that your Notes could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization, including possible treatment as a “constructive ownership transaction” subject to the constructive ownership rules of Section 1260, and that the timing and character of your income from the Notes could differ materially from the treatment described above, as described further under “Supplemental U.S. Tax Considerations — Alternative Treatments”. In the case of the Digital TRN, Digital BRN, Digital BRN with Downside Leverage Factor, Trigger Return Notes, Buffered Return Notes, Buffered Return Notes with Downside Leverage Factor, Trigger Return Enhanced Notes, Buffered Return Enhanced Notes and Buffered Return Enhanced Notes with Downside Leverage Factor, the risk that the Notes may be recharacterized for U.S. federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal.

The Internal Revenue Service (the “IRS”) released a notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” described above should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes.

Additionally, in 2013, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA (discussed below under “Supplemental U.S. Tax Considerations—Non-U.S. Holders”), gain from the sale, exchange, redemption or maturity of a Note or settlement at maturity generally will not be subject to U.S. tax to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S. or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange, redemption or maturity and certain other conditions are satisfied, or has certain other present or former connections with the U.S.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more U.S. equity securities or indices containing dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all specified equity-linked instruments issued after 2017, as discussed further below under “Supplemental U.S. Tax Considerations—Non-U.S. Holders – “Section 871(m)”.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes (including possible application of Section 1260 and alternative treatments and the issues presented by Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity and/or underlying constituent issuers, as applicable).

PS-15

Hypothetical Examples of How the Notes Perform

This section provides examples of how the Notes perform under various scenarios and are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the final level of the underlying asset or underlying basket relative to the initial level. We cannot predict the final level of the underlying asset or underlying basket. You should not take these examples as an indication or assurance of the expected performance of the underlying asset or underlying basket. The examples are based on the assumptions therein.

Calculate the Underlying Return for an Underlying Asset

Where the payment at maturity is based on the performance of a single underlying asset, the underlying return is the difference between the final level and initial level of the underlying asset and is expressed as a percentage of the initial level. The underlying return may be positive or negative and is calculated as follows:

Underlying Return =	Final Level – Initial Level
Initial Level

Unless otherwise provided in the applicable pricing supplement, the “initial level” will be, with respect to (i) an underlying equity, the closing level of the underlying equity on the pricing date and (ii) an underlying index, the closing level of the underlying index on the pricing date, in each case as determined by the calculation agent.

Unless otherwise provided in the applicable pricing supplement, the “final level” will be, with respect to (i) an underlying equity, the closing level of such underlying equity on the valuation date or the arithmetic average of the closing levels of the underlying equity on each averaging date and (ii) an underlying index, the closing level of such underlying index on the valuation date or the arithmetic average of the closing levels of the underlying index on each averaging date, and (iii) an underlying basket, a level of the underlying basket equal to the product of (a) the initial level of such underlying basket multiplied by (b) the sum of one and the weighted performance of each basket asset measured from the initial level to the final level, in each case as determined by the calculation agent.

Calculate the Underlying Return for an Underlying Basket

Where the payment at maturity is based on the performance of an underlying basket, the underlying return is the difference between the final level and initial level of the underlying basket and is expressed as a percentage of the initial level. The underlying return may be positive or negative and is calculated as follows:

Underlying Return =	Final Level – Initial Level
Initial Level

Unless otherwise provided in the applicable pricing supplement, the “initial level” will be, with respect to an underlying basket, 100.

Unless otherwise provided in the applicable pricing supplement, the “final level” will be, with respect to an underlying basket, calculated by the calculation agent on the valuation date as follows:

100 × (1 + (WBA1 × BAR1) + (WBA2 × BAR2) + (WBA3 × BAR3))

where

“W” is the respective weighting of each basket asset (i.e., BA1, BA2 and BA3) in the underlying basket, expressed as a percentage, and

“BAR” is the respective asset return for each basket asset (i.e., BA1, BA2 and BA3) calculated in the same manner described above under “Calculate the Underlying Return for an Underlying Asset”.

PS-16

Hypothetical Performance Scenarios for Digital Return Strategies

Based on the computation of the underlying return above, the following charts show hypothetical performance scenarios for the Digital Return Strategies based on a range of underlying returns given the stated assumptions. These examples of how the Notes perform under various scenarios are provided for illustrative purposes only and are purely hypothetical.

Payment at Maturity for the Digital Return Strategies

The below table illustrates the payment at maturity for a hypothetical offering of Digital RN, Digital TRN, Digital BRN and Digital BRN with Downside Leverage Factor, each with a $1,000 principal amount and with the assumptions below. For ease of reference, the highlighted hypothetical scenarios in the following table illustrate examples in which an investor would (i) realize a return equal to the digital return, (ii) realize a return equal to the underlying return and (iii) realize a loss on the initial investment.

Assumptions:

Digital RN Digital Return: 20% Initial Level: 100 Strike Level: 100	Digital TRN Digital Return: 18% Initial Level: 100 Strike Level: 100 Trigger Level: 80	Digital BRN with Downside Leverage Factor Digital Return: 16% Initial Level: 100 Strike Level: 100 Buffer Amount: 20% Downside Leverage Factor: 1.25	Digital BRN Digital Return: 14% Initial Level: 100 Strike Level: 100 Buffer Amount: 20%

PS-17

Example 1 — The Final Level of the Underlying Asset is 125 (resulting in an Underlying Return of 25%).

Digital RN.

Because the final level is equal to or greater than the strike level, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 20%)

= $1,000 + $200 = $1,200 per 1 Digital RN (a total return of 20%).

Digital TRN.

Because the final level is equal to or greater than the strike level, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 18%)

= $1,000 + $180 = $1,180 per 1 Digital TRN (a total return of 18%).

Digital BRN with Downside Leverage Factor.

Because the final level is equal to or greater than the strike level, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 16%)

= $1,000 + $160 = $1,160 per 1 Digital BRN with Downside Leverage Factor (a total return of 16%).

Digital BRN.

Because the final level is equal to or greater than the strike level, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 14%)

= $1,000 + $140 = $1,140 per 1 Digital BRN (a total return of 14%).

This example shows that investors in the Digital Return Notes potential return is limited to the digital return regardless of the appreciation of the underlying asset; investors will not receive any benefit of any appreciation in excess thereof.

Example 2 — The Final Level of the Underlying Asset is 105 (resulting in an Underlying Return of 5%).

Digital RN.

Because the final level is equal to or greater than the strike level, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 20%)

= $1,000 + $200 = $1,200 per 1 Digital RN (a total return of 20%).

Digital TRN.

Because the final level is equal to or greater than the strike level, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 18%)

= $1,000 + $180 = $1,180 per 1 Digital TRN (a total return of 18%).

Digital BRN with Downside Leverage Factor.

Because the final level is equal to or greater than the strike level, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 16%)

= $1,000 + $160 = $1,160 per 1 Digital BRN with Downside Leverage Factor (a total return of 16%).

Digital BRN.

Because the final level is equal to or greater than the strike level, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 14%)

= $1,000 + $140 = $1,140 per 1 Digital BRN (a total return of 14%).

This example shows that investors in the Digital Return Notes potential return is limited to the digital return regardless of the appreciation of the underlying asset; investors will not receive any benefit of any appreciation in excess thereof.

PS-18

Example 3 — The Final Level of the Underlying Asset is 100 (resulting in an Underlying Return of 0%).

Digital RN.

Because the final level is equal to or greater than the strike level, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 20%)

= $1,000 + $200 = $1,200 per 1 Digital RN (a total return of 20%).

Digital TRN.

Because the final level is equal to or greater than the strike level, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 18%)

= $1,000 + $180 = $1,180 per 1 Digital TRN (a total return of 18%).

Digital BRN with Downside Leverage Factor.

Because the final level is equal to or greater than the strike level, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 16%)

= $1,000 + $160 = $1,160 per 1 Digital BRN with Downside Leverage Factor (a total return of 16%).

Digital BRN.

Because the final level is equal to or greater than the strike level, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 14%)

= $1,000 + $140 = $1,140 per 1 Digital BRN (a total return of 14%).

This example shows that investors in the Digital Return Notes will receive a return equal to the digital return as long as the final level is equal to or greater than the strike level.

Example 4 — The Final Level of the Underlying Asset is 80 (resulting in an Underlying Return of -20%).

Digital RN.

Because the underlying return at maturity is negative, the investor is fully exposed to the decline in the level of the underlying asset. In this example, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × -20%)
= $1,000 – $200 = $800 per 1 Digital RN (a loss of 20%).

This example shows that investors in Digital RN are fully exposed to any decline in the level of the underlying asset and will lose a percentage of their initial investment equal to the underlying return.

Digital TRN, Digital BRN with Downside Leverage Factor; and Digital BRN.

Although the underlying return at maturity is negative and the final level is less than the strike level, (i) the final level is equal to or greater than the trigger level in the case of a Digital TRN and (ii) the percentage decline from the initial level to the final level is equal to or less than the buffer amount, in the case of an Digital BRN with Downside Leverage Factor or a Digital BRN, the payment at maturity would be equal to the initial investment of $1,000 per 1 Digital TRN, Digital BRN with Downside Leverage Factor or Digital BRN. In these examples, the payment at maturity would be calculated as follows:

Digital TRN.

As the final level of 80 is equal to or greater than the trigger level of 80, the payment at maturity would be equal to the initial investment of $1,000 per 1 Capped TRN (a total return of 0%).

Digital BRN with Downside Leverage Factor and Digital BRN.

As the percentage decline of the underlying asset from the initial level to the final level of 20% is equal to or less than the buffer amount of 20%, the payment at maturity would be equal to the initial investment of $1,000 per 1 Digital BRN with Downside Leverage Factor or Digital BRN (a total return of 0%).

This example shows that investors will receive payment at maturity equal to their initial investment when (i) in the case of Digital TRN, the final level is equal to or greater than the trigger level and, (ii) in the case of Digital BRN with

PS-19

Downside Leverage Factor and Digital BRN, the percentage decline of the underlying asset or underlying basket from the initial level to the final level is equal to or less than the buffer amount.

Example 5A — The Final Level of the Underlying Asset is 40 (resulting in an Underlying Return of -60%).

Digital RN.

Because the underlying return at maturity is negative, the investor is fully exposed to the decline in the level of the underlying asset. In this example, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × -60%)
= $1,000 – $600 = $400 per 1 Digital RN (a loss of 60%).

This example shows that investors in Digital RN are fully exposed to any decline in the level of the underlying asset and will lose a percentage of their initial investment equal to the underlying return, and in extreme situations could lose all of their initial investment.

Digital TRN.

Because the underlying return is negative and the final level is less than the trigger level, the investor is fully exposed to the decline in the level of the underlying asset. In this example, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × -60%)
= $1,000 – $600 = $400 per 1 Digital TRN (a loss of 60%).

This example shows that if the underlying return is negative and the final level is less than the trigger level investors in Digital TRN are fully exposed to any decline in the level of the underlying asset and will lose a percentage of their initial investment equal to the underlying return, and in extreme situations could lose all of their initial investment.

Digital BRN with Downside Leverage Factor.

Because the underlying return is negative and the percentage decline of the underlying asset or underlying basket is greater than the buffer amount, the investor is exposed to the percentage decline in excess of the buffer amount, multiplied by the downside leverage factor. In this example, the payment at maturity would be calculated as follows:

$1,000 + [$1,000 × (-60% + 20%) × 1.25]
= $1,000 – $500 = $500 per 1 Digital BRN with Downside Leverage Factor (a loss of 50%).

This example shows that if the underlying return is negative and the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount investors in Digital BRN with Downside Leverage Factor are exposed to the percentage decline in excess of the buffer amount, and will lose a percentage of their principal equal to a multiple (the “downside leverage factor”) of the underlying asset's percentage decline in excess of the buffer amount, and in extreme situations could lose all of their initial investment.

Digital BRN.

Because the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount, the investor is exposed to the percentage decline in excess of the buffer amount. In this example, the payment at maturity would be calculated as follows:

$1,000 + [$1,000 × (-60% + 20%)]
= $1,000 – $400 = $600 per 1 Digital BRN (a loss of 40%).

This example shows that if the underlying return is negative and the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount investors in Digital BRN are exposed to the percentage decline in excess of the buffer amount and will lose a percentage of their initial investment equal to the percentage decline in excess of the buffer amount, and in extreme situations, could lose almost all of their initial investment.

Example 5B — The Final Level of the Underlying Basket is 40 (resulting in an Underlying Return of -60%).

This example illustrates the calculation of the underlying return and the payment at maturity for a hypothetical underlying basket comprised of three basket indices with the following assumptions:

Basket Asset	Basket Asset Weight	Basket Asset Return
A	40%	-70%
B	20%	-60%
C	40%	-50%

PS-20

Given the above assumptions, the final level would be calculated as follows:

Final Level = 100 × (1 + (A basket asset weight × A basket asset return) +

(B basket asset weight × B basket asset return) +

(C basket asset weight × C basket asset return))

= 100 × (1 + (40% × -70%) + (20% × -60%) + (40% × -50%)) = 40

The underlying return would then be calculated as follows:

Underlying Return =	Final Level – Initial Level	=	40 – 100	= -60%
	Initial Level		100

Because the underlying return at maturity is -60%, the investor will receive payment at maturity for the Notes identical to the scenarios described above in Example 5A.

PS-21

Hypothetical Performance Scenarios for Return Strategies

Based on the computation of the underlying return above, the following charts show hypothetical performance scenarios for each of the Capped Return Notes and Uncapped Return Notes based on a range of underlying returns given the stated assumptions. These examples of how the Notes perform under various scenarios are provided for illustrative purposes only and are purely hypothetical.

Payment at Maturity for the Capped Return Notes

The below table illustrates the payment at maturity for a hypothetical offering of Capped RN, Capped TRN, Capped BRN with Downside Leverage Factor and Capped BRN, each with a $1,000 principal amount and with the assumptions below. For ease of reference, the highlighted hypothetical scenarios in the following table illustrate examples in which an investor would (i) realize a return equal to the maximum return, (ii) realize a return equal to the underlying return, (iii) realize a return equal to the digital return and (iv) realize a loss on the initial investment.

Assumptions:

Capped RN Maximum Return: 25% Digital Return: 20% Initial Level: 100	Capped TRN Maximum Return: 20% Digital Return: 18% Initial Level: 100 Trigger Level: 80	Capped BRN with Downside Leverage Factor Maximum Return: 18% Digital Return: 16% Initial Level: 100 Buffer Amount: 20% Downside Leverage Factor: 1.25	Capped BRN Maximum Return: 15% Digital Return: 14% Initial Level: 100 Buffer Amount: 20%

PS-22

Payment at Maturity for the Uncapped Return Notes

The below table illustrates the payment at maturity for a hypothetical offering of Uncapped RN, Uncapped TRN, Uncapped BRN with Downside Leverage Factor and Uncapped BRN, each with a $1,000 principal amount and with the assumptions below. For ease of reference, the highlighted hypothetical scenarios in the below table illustrate examples in which an investor would (i) realize a return equal to the underlying return, (ii) realize a return equal to the digital return and (iii) realize a loss on the initial investment.

Assumptions:

Uncapped RN Digital Return: 20% Initial Level: 100	Uncapped TRN Digital Return: 18% Initial Level: 100 Trigger Level: 80	Uncapped BRN with Downside Leverage Factor Digital Return: 16% Initial Level: 100 Buffer Amount: 20% Downside Leverage Factor: 1.25	Uncapped BRN Digital Return: 14% Initial Level: 100 Buffer Amount: 20%

PS-23

Example 1 — The Final Level of the Underlying Asset is 130 (resulting in an Underlying Return of 30%).

Capped RN:

Because the underlying return at maturity of 30% is greater than the digital return of 20% and the maximum return of 25%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × the greater of (a) 20% and (b) the lesser of (i) 30% and (ii) 25%)

= $1,000 + $250 = $1,250 per 1 Capped RN (a total return of 25%).

Capped TRN:

Because the underlying return at maturity of 30% is greater than the digital return of 18% and the maximum return of 20%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × the greater of (a) 18% and (b) the lesser of (i) 30% and (ii) 20%)

= $1,000 + $200 = $1,200 per 1 Capped TRN (a total return of 20%).

Capped BRN with Downside Leverage Factor:

Because the underlying return at maturity of 30% is greater than the digital return of 16% and the maximum return of 18%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × the greater of (a) 16% and (b) the lesser of (i) 30% and (ii) 18%)

= $1,000 + $180 = $1,180 per 1 Capped BRN with Downside Leverage Factor (a total return of 18%).

Capped BRN:

Because the underlying return at maturity of 30% is greater than the digital return of 14% and the maximum return of 15%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × greater of (a) 14% and (b) the lesser of (i) 30% and (ii) 15%)

= $1,000 + $150 = $1,150 per 1 Capped BRN (a total return of 15%).

This example shows that investors in the Capped Return Notes receive a return equal to the digital return or participate in any positive underlying return in excess of the digital return only up to a predetermined maximum return; investors will not receive any further benefit of any appreciation in excess thereof.

Uncapped RN:

Because the underlying return at maturity is 30%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × the greater of (a) 20% and (b) 30%)
= $1,000 + $300 = $1,300 per 1 Uncapped RN (a total return of 30%).

Uncapped TRN:

Because the underlying return at maturity is 30%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × the greater of (a) 18% and (b) 30%)
= $1,000 + $300= $1,300 per 1 Uncapped TRN (a total return of 30%).

Uncapped BRN with Downside Leverage Factor:

Because the underlying return at maturity is 30%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × the greater of (a) 16% and (b) 30%)
= $1,000 + $300= $1,300 per 1 Uncapped BRN with Downside Leverage Factor (a total return of 30%).

Uncapped BRN:

Because the underlying return at maturity is 30%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × the greater of (a) 14% and (b) 30%)
= $1,000 + $300= $1,300 per 1 Uncapped BRN (a total return of 30%).

PS-24

This example shows that investors in the Uncapped Return Notes receive a return equal to the digital return or participate in any positive underlying return in excess of the digital return without the maximum return limitation feature of the Capped Return Notes.

Example 2 — The Final Level of the Underlying Asset is 100 (resulting in an Underlying Return of 0%).

Capped Return Strategies and Uncapped Return Strategies:

For all Capped Return Strategies and Uncapped Return Strategies, because the underlying return at maturity of 0% is equal to or greater than the strike level of 100 and less than the digital return of 20%, 18%, 16% or 14%, in the case of the Capped RN and Uncapped RN, Capped TRN and Uncapped TRN, Capped BRN with Downside Leverage Factor and BRN with Downside Leverage Factor, and Capped BRN and Uncapped BRN, respectively, the payment at maturity would be calculated as follows:

Capped Return Strategies

$1,000 + ($1,000 × the greater of (a) Digital Return and (b) the lesser of (i) 0% and (ii) Maximum Return)

= $1,000 + $200 = $1,200 per 1 Capped RN (a total return of 20%).

= $1,000 + $180 = $1,180 per 1 Capped TRN (a total return of 18%)

= $1,000 + $160 = $1,160 per 1 Capped BRN with Downside Leverage Factor (a total return of 16%)

= $1,000 + $140 = $1,140 per 1 Capped BRN (a total return of 14%)

Uncapped Return Strategies

$1,000 + ($1,000 × the greater of (a) Digital Return and (b) 0%) =

= $1,000 + $200 = $1,200 per 1 Uncapped RN (a total return of 20%).

= $1,000 + $180 = $1,180 per 1 Uncapped TRN (a total return of 18%)

= $1,000 + $160 = $1,160 per 1 Uncapped BRN with Downside Leverage Factor (a total return of 16%)

= $1,000 + $140 = $1,140 per 1 Uncapped BRN (a total return of 14%)

This example shows that investors in the both the Capped Return Strategies and Uncapped Return Strategies receive the digital return in an identical manner when the underlying return is equal to or greater than the strike level and equal to or less than the digital return feature of the Capped Return Strategies and Uncapped Return Strategies.

Example 3 — The Final Level of the Underlying Asset is 80 (resulting in an Underlying Return of -20%).

Capped RN:

Because the underlying return at maturity is negative, the investor is fully exposed to the decline in the level of the underlying asset. In this example, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × -20%)
= $1,000 – $200 = $800 per 1 Capped RN (a loss of 20%).

This example shows that investors in Capped RN are fully exposed to any decline in the level of the underlying asset and will lose a percentage of their initial investment equal to the underlying return.

Capped TRN; Capped BRN with Downside Leverage Factor; and Capped BRN:

Although the underlying return at maturity is negative, (i) the final level is equal to or greater than the trigger level in the case of a Capped TRN and (ii) the percentage decline from the initial level to the final level is equal to or less than the buffer amount, in the case of an Capped BRN with Downside Leverage Factor or a Capped BRN, the payment at maturity would be equal to the initial investment of $1,000 per 1 Capped TRN, Capped BRN with Downside Leverage Factor or Capped BRN. In these examples, the payment at maturity would be calculated as follows:

Capped TRN:

As the final level of 80 is equal to or greater than the trigger level of 80, the payment at maturity would be equal to the initial investment of $1,000 per 1 Capped TRN (a total return of 0%).

PS-25

Capped BRN with Downside Leverage Factor and Capped BRN:

As the percentage decline of the underlying asset from the initial level to the final level of 20% is equal to or less than the buffer amount of 20%, the payment at maturity would be equal to the initial investment of $1,000 per 1 Capped BRN with Downside Leverage Factor or Capped BRN (a total return of 0%).

This example shows that investors will receive payment at maturity equal to their initial investment when (i) in the case of Capped TRN, the final level is equal to or greater than the trigger level and, (ii) in the case of Capped BRN with Downside Leverage Factor and Capped BRN, the percentage decline of the underlying asset or underlying basket from the initial level to the final level is equal to or less than the buffer amount.

Uncapped RN:

Because the underlying return at maturity is negative, the investor is fully exposed to the decline in the level of the underlying asset. In this example, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × -20%)
= $1,000 – $200 = $800 per 1 Uncapped RN (a loss of 20%).

This example shows that investors in Uncapped RN are fully exposed to any decline in the level of the underlying asset and will lose a percentage of their initial investment equal to the underlying return.

Uncapped TRN, Uncapped BRN with Downside Leverage Factor and Uncapped BRN:

Although the underlying return at maturity is negative, (i) the final level is equal to or greater than the trigger level in the case of an Uncapped TRN and (ii) the percentage decline from the initial level to the final level is equal to or less than the buffer amount, in the case of an Uncapped BRN with Downside Leverage Factor or Uncapped BRN, the payment at maturity would be equal to the initial investment of $1,000 per 1 Uncapped TRN or Uncapped BRN or per 1 Uncapped BRN with Downside Leverage Factor. In these examples, the payment at maturity would be calculated as follows:

Uncapped TRN:

As the final level of 80 is equal to or greater than the trigger level of 80, the payment at maturity would be equal to the initial investment of $1,000 per 1 Uncapped TRN (a total return of 0%).

Uncapped BRN with Downside Leverage Factor and Uncapped BRN:

As the percentage decline of the underlying asset from the initial level to the final level of 20% is equal to or less than the buffer amount of 20%, the payment at maturity would be equal to the initial investment of $1,000 per 1 Uncapped BRN with Downside Leverage Factor or Uncapped BRN (a total return of 0%).

This example shows that investors will receive payment at maturity equal to their initial investment when (i) in the case of Uncapped TRN, the final level is equal to or greater than the trigger level and, (ii) in the case of Uncapped BRN with Downside Leverage Factor and the Uncapped BRN the percentage decline of the underlying asset or underlying basket from the initial level to the final level is equal to or less than the buffer amount.

Example 4A — The Final Level of the Underlying Asset is 40 (resulting in an Underlying Return of -60%).

Capped RN and Uncapped RN:

Because the underlying return at maturity is negative, the investor is fully exposed to the decline in the level of the underlying asset. In this example, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × -60%)
= $1,000 – $600 = $400 per 1 Capped RN or Uncapped RN (a loss of 60%).

This example shows that investors in Capped RN and Uncapped RN are fully exposed to any decline in the level of the underlying asset and will lose a percentage of their initial investment equal to the underlying return, and in extreme situations could lose all of their initial investment.

Capped TRN and Uncapped TRN:

Because the underlying return is negative and the final level is less than the trigger level, the investor is fully exposed to the decline in the level of the underlying asset. In this example, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × -60%)
= $1,000 – $600 = $400 per 1 Capped TRN or Uncapped TRN (a loss of 60%).

PS-26

This example shows that if the underlying return is negative and the final level is less than the trigger level investors in Capped TRN and Uncapped TRN are fully exposed to any decline in the level of the underlying asset and will lose a percentage of their initial investment equal to the underlying return, and in extreme situations could lose all of their initial investment.

Capped BRN with Downside Leverage Factor and Uncapped BRN with Downside Leverage Factor:

Because the underlying return is negative and the percentage decline of the underlying asset or underlying basket is greater than the buffer amount, the investor is exposed to the percentage decline in excess of the buffer amount, multiplied by the downside leverage factor. In this example, the payment at maturity would be calculated as follows:

$1,000 + [$1,000 × (-60% + 20%) × 1.25]
= $1,000 – $500 = $500 per 1 Capped BRN with Downside Leverage Factor or Uncapped BRN with Downside Leverage Factor (a loss of 50%).

This example shows that if the underlying return is negative and the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount investors in Capped BRN with Downside Leverage Factor or Uncapped BRN with Downside Leverage Factor are exposed to the percentage decline in excess of the buffer amount, and will lose a percentage of their principal equal to a multiple (the “downside leverage factor”) of the underlying asset's percentage decline in excess of the buffer amount, and in extreme situations could lose all of their initial investment.

Capped BRN and Uncapped BRN:

Because the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount, the investor is exposed to the percentage decline in excess of the buffer amount. In this example, the payment at maturity would be calculated as follows:

$1,000 + [$1,000 × (-60% + 20%)]
= $1,000 – $400 = $600 per 1 Capped BRN or Uncapped BRN (a loss of 40%).

This example shows that if the underlying return is negative and the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount investors in Capped BRN or Uncapped BRN are exposed to the percentage decline in excess of the buffer amount and will lose a percentage of their initial investment equal to the percentage decline in excess of the buffer amount, and in extreme situations, could lose almost all of their initial investment.

Example 4B — The Final Level of the Underlying Basket is 40 (resulting in an Underlying Return of -60%).

This example illustrates the calculation of the underlying return and the payment at maturity for a hypothetical underlying basket comprised of three basket indices with the following assumptions:

Basket Asset	Basket Asset Weight	Basket Asset Return
A	40%	-70%
B	20%	-60%
C	40%	-50%

Given the above assumptions, the final level would be calculated as follows:

Final Level = 100 × (1 + (A basket asset weight × A basket asset return) +

(B basket asset weight × B basket asset return) +

(C basket asset weight × C basket asset return))

= 100 × (1 + (40% × -70%) + (20% × -60%) + (40% × -50%)) = 40

The underlying return would then be calculated as follows:

Underlying Return =	Final Level – Initial Level	=	40 – 100	= -60%
	Initial Level		100

Because the underlying return at maturity is -60%, the investor will receive payment at maturity for the Notes identical to the scenarios described above in Example 4A.

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Hypothetical Performance Scenarios for Return Enhanced Strategies

Based on the computation of the underlying return above, the following charts show hypothetical performance scenarios for each of the Capped Return Enhanced Notes and Uncapped Return Enhanced Notes based on a range of underlying returns given the stated assumptions. These examples of how the Notes perform under various scenarios are provided for illustrative purposes only and are purely hypothetical.

Payment at Maturity for the Capped Return Enhanced Notes

The below table illustrates the payment at maturity for a hypothetical offering of Capped REN, Capped TREN, Capped BREN with Downside Leverage Factor and Capped BREN, each with a $1,000 principal amount and with the assumptions below. For ease of reference, the highlighted hypothetical scenarios in the following table illustrate examples in which an investor would (i) realize a return equal to the maximum return, (ii) realize a return equal to the underlying return and (iii) realize a loss on the initial investment.

Assumptions:

Capped REN Maximum Return: 20% Upside Leverage Factor: 2.0 Initial Level: 100	Capped TREN Maximum Return: 18% Upside Leverage Factor: 2.0 Initial Level: 100 Trigger Level: 80	Capped BREN with Downside Leverage Factor Maximum Return: 16% Upside Leverage Factor: 2.0 Initial Level: 100 Buffer Amount: 20% Downside Leverage Factor: 1.25	Capped BREN Maximum Return: 14% Upside Leverage Factor: 2.0 Initial Level: 100 Buffer Amount: 20%

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 Payment at Maturity for the Uncapped Return Enhanced Notes

The below table illustrates the payment at maturity for a hypothetical offering of Uncapped REN, Uncapped TREN, Uncapped BREN with Downside Leverage Factor and Uncapped BREN, each with a $1,000 principal amount and with the assumptions below. For ease of reference, the highlighted hypothetical scenarios in the below table illustrate examples in which an investor would (i) realize a return equal to the underlying return (ii) realize a loss on the initial investment.

Assumptions:

Uncapped REN Upside Leverage Factor: 200% Initial Level: 100	Uncapped TREN Upside Leverage Factor : 180% Initial Level: 100 Trigger Level: 80	Uncapped BREN with Downside Leverage Factor Upside Leverage Factor : 160% Initial Level: 100 Buffer Amount: 20% Downside Leverage Factor: 1.25	Uncapped BREN Upside Leverage Factor: 140% Initial Level: 100 Buffer Amount: 20%

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Example 1 — The Final Level of the Underlying Asset is 125 (resulting in an Underlying Return of 25%).

Capped REN:

Because the underlying return at maturity of 25%, when multiplied by the upside leverage factor of 2.0, is greater than the maximum return of 20%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × the lesser of (a) 50% and (b) 20%)

= $1,000 + $200 = $1,200 per 1 Capped REN (a total return of 20%).

Capped TREN:

Because the underlying return at maturity of 25%, when multiplied by the upside leverage factor of 2.0, is greater than the maximum return of 18%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × the lesser of (a) 50% and (b) 18%)

= $1,000 + $180 = $1,180 per 1 Capped TREN (a total return of 18%).

Capped BREN with Downside Leverage Factor:

Because the underlying return at maturity of 25%, when multiplied by the upside leverage factor of 2.0, is greater than the maximum return of 16%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × the lesser of (a) 50% and (b) 16%)

= $1,000 + $160 = $1,160 per 1 Capped BREN with Downside Leverage Factor (a total return of 16%).

Capped BREN:

Because the underlying return at maturity of 25%, when multiplied by the upside leverage factor of 2.0, is greater than the maximum return of 14%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × the lesser of (a) 50% and (b) 14%)

= $1,000 + $140 = $1,140 per 1 Capped BREN (a total return of 14%).

This example shows that investors in the Capped Return Enhanced Notes receive enhanced exposure to the positive underlying return due to the upside leverage factor, only up to the maximum return; investors will not receive any further benefit of any appreciation in excess thereof.

Uncapped REN:

Because the underlying return at maturity is 25%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 50%) =
$1,000 + $500 = $1,500 per 1 Uncapped REN (a total return of 50%).

Uncapped TREN:

Because the underlying return at maturity is 25%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 45%) =
$1,000 + $450 = $1,450 per 1 Uncapped TREN (a total return of 45%).

Uncapped BREN with Downside Leverage Factor:

Because the underlying return at maturity is 25%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 40%) =
$1,000 + $400 = $1,400 per 1 Uncapped BREN with Downside Leverage Factor (a total return of 40%).

Uncapped BREN:

Because the underlying return at maturity is 25%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 35%) =
$1,000 + $350 = $1,350 per 1 Uncapped BREN (a total return of 35%).

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This example shows that investors in the Uncapped Return Enhanced Notes receive enhanced exposure to the positive underlying return by the upside leverage factor without the maximum return limitation feature of the Capped Return Enhanced Notes.

Example 2 — The Final Level of the Underlying Asset is 105 (resulting in an Underlying Return of 5%).

Capped REN, Capped TREN, Capped BREN with Downside Leverage Factor and Capped BREN:

For all Capped Return Enhanced Notes, because the underlying return at maturity of 5%, when multiplied by the upside leverage factor of 2.0, is less than the maximum return of 20%, 18%, 16% or 14%, in the case of the Capped REN, Capped TREN, Capped BREN with Downside Leverage Factor and Capped BREN, respectively, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × the lesser of (a) 10% and (b) Maximum Return)
= $1,000 + $100 = $1,100 per 1 Capped REN, Capped TREN, Capped BREN or Capped BREN with Downside Leverage Factor (a total return of 10%).

Uncapped REN:

Because the underlying return at maturity is 5%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 10%) =
$1,000 + $100 = $1,100 per 1 Uncapped REN (a total return of 10%).

Uncapped TREN:

Because the underlying return at maturity is 5%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 9%) =
$1,000 + $90 = $1,090 per 1 Uncapped TREN (a total return of 9%).

Uncapped BREN with Downside Leverage Factor:

Because the underlying return at maturity is 5%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 8%) =
$1,000 + $80 = $1,080 per 1 Uncapped BREN with Downside Leverage Factor (a total return of 8%).

Uncapped BREN:

Because the underlying return at maturity is 5%, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × 7%) =
$1,000 + $70 = $1,070 per 1 Uncapped BREN with Downside Leverage Factor (a total return of 7%).

This example shows that investors in the both the Capped Return Enhanced Notes and Uncapped Return Enhanced Notes participate in the positive underlying return multiplied by the upside leverage factor in an identical manner when that amount is equal to or less than the maximum return limitation feature of the Capped Return Enhanced Notes.

Example 3 — The Final Level of the Underlying Asset is 100 (resulting in an Underlying Return of 0%).

Capped REN, Capped TREN, Capped BREN with Downside Leverage Factor and Capped BREN:

For all Capped Return Enhanced Notes, because the underlying return at maturity is 0%, the payment at maturity would be equal to the initial investment of $1,000 per 1 Capped REN, Capped TREN, Capped BREN with Downside Leverage Factor or Capped BREN (a total return of 0%).

Uncapped REN, Uncapped TREN, Uncapped BREN with Downside Leverage Factor and Uncapped BREN:

For all Uncapped Return Enhanced Notes, because the underlying return at maturity is 0%, the payment at maturity would be equal to the initial investment of $1,000 per 1 Uncapped REN, Uncapped TREN, Uncapped BREN with Downside Leverage Factor or Uncapped BREN (a total return of 0%).

This example shows that that investors in the both the Capped Return Enhanced Notes and Uncapped Return Enhanced Notes receive a total return of zero if the underlying return is zero.

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Example 4 — The Final Level of the Underlying Asset is 80 (resulting in an Underlying Return of -20%).

Capped REN:

Because the underlying return at maturity is negative, the investor is fully exposed to the decline in the level of the underlying asset. In this example, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × -20%)
= $1,000 – $200 = $800 per 1 Capped REN (a loss of 20%).

This example shows that investors in Capped REN are fully exposed to any decline in the level of the underlying asset and will lose a percentage of their initial investment equal to the underlying return.

Capped TREN; Capped BREN with Downside Leverage Factor; and Capped BREN:

Although the underlying return at maturity is negative, (i) the final level is equal to or greater than the trigger level in the case of a Capped TREN and (ii) the percentage decline from the initial level to the final level is equal to or less than the buffer amount, in the case of an Capped BREN with Downside Leverage Factor or a Capped BREN, the payment at maturity would be equal to the initial investment of $1,000 per 1 Capped TREN, Capped BREN with Downside Leverage Factor or Capped BREN. In these examples, the payment at maturity would be calculated as follows:

Capped TREN:

As the final level of 80 is equal to or greater than the trigger level of 80, the payment at maturity would be equal to the initial investment of $1,000 per 1 Capped TREN (a total return of 0%).

Capped BREN with Downside Leverage Factor and Capped BREN:

As the percentage decline of the underlying asset from the initial level to the final level of 20% is equal to or less than the buffer amount of 20%, the payment at maturity would be equal to the initial investment of $1,000 per 1 Capped BREN with Downside Leverage Factor or Capped BREN (a total return of 0%).

This example shows that investors will receive payment at maturity equal to their initial investment when (i) in the case of Capped TREN, the final level is equal to or greater than the trigger level and, (ii) in the case of Capped BREN with Downside Leverage Factor and Capped BREN, the percentage decline of the underlying asset or underlying basket from the initial level to the final level is equal to or less than the buffer amount.

Uncapped REN:

Because the underlying return at maturity is negative, the investor is fully exposed to the decline in the level of the underlying asset. In this example, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × -20%)
= $1,000 – $200 = $800 per 1 Uncapped REN (a loss of 20%).

This example shows that investors in Uncapped REN are fully exposed to any decline in the level of the underlying asset and will lose a percentage of their initial investment equal to the underlying return.

Uncapped TREN, Uncapped BREN with Downside Leverage Factor and Uncapped BREN:

Although the underlying return at maturity is negative, (i) the final level is equal to or greater than the trigger level in the case of a Uncapped TREN and (ii) the percentage decline from the initial level to the final level is equal to or less than the buffer amount, in the case of an Uncapped BREN with Downside Leverage Factor or Uncapped BREN, the payment at maturity would be equal to the initial investment of $1,000 per 1 Uncapped TREN or Uncapped BREN or per 1 Uncapped BREN with Downside Leverage Factor. In these examples, the payment at maturity would be calculated as follows:

Uncapped TREN:

As the final level of 80 is equal to or greater than the trigger level of 80, the payment at maturity would be equal to the initial investment of $1,000 per 1 Uncapped TREN (a total return of 0%).

Uncapped BREN with Downside Leverage Factor and Uncapped BREN:

As the percentage decline of the underlying asset from the initial level to the final level of 20% is equal to or less than the buffer amount of 20%, the payment at maturity would be equal to the initial investment of $1,000 per 1 Uncapped BREN with Downside Leverage Factor or Uncapped BREN (a total return of 0%).

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This example shows that investors will receive payment at maturity equal to their initial investment when (i) in the case of Uncapped TREN, the final level is equal to or greater than the trigger level and, (ii) in the case of Uncapped BREN with Downside Leverage Factor and the Uncapped BREN the percentage decline of the underlying asset or underlying basket from the initial level to the final level is equal to or less than the buffer amount.

Example 5A — The Final Level of the Underlying Asset is 40 (resulting in an Underlying Return of -60%).

Capped REN and Uncapped REN:

Because the underlying return at maturity is negative, the investor is fully exposed to the decline in the level of the underlying asset. In this example, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × -60%)
= $1,000 – $600 = $400 per 1 Capped REN or Uncapped REN (a loss of 60%).

This example shows that investors in Capped REN and Uncapped REN are fully exposed to any decline in the level of the underlying asset and will lose a percentage of their initial investment equal to the underlying return, and in extreme situations could lose all of their initial investment.

Capped TREN and Uncapped TREN:

Because the underlying return is negative and the final level is less than the trigger level, the investor is fully exposed to the decline in the level of the underlying asset. In this example, the payment at maturity would be calculated as follows:

$1,000 + ($1,000 × -60%)
= $1,000 – $600 = $400 per 1 Capped TREN or Uncapped TREN (a loss of 60%).

This example shows that if the underlying return is negative and the final level is less than the trigger level investors in Capped TREN and Uncapped TREN are fully exposed to any decline in the level of the underlying asset and will lose a percentage of their initial investment equal to the underlying return, and in extreme situations could lose all of their initial investment.

Capped BREN with Downside Leverage Factor and Uncapped BREN with Downside Leverage Factor:

Because the underlying return is negative and the percentage decline of the underlying asset or underlying basket is greater than the buffer amount, the investor is exposed to the percentage decline in excess of the buffer amount, multiplied by the downside leverage factor. In this example, the payment at maturity would be calculated as follows:

$1,000 + [$1,000 × (-60% + 20%) × 1.25]
= $1,000 – $500 = $500 per 1 Capped BREN with Downside Leverage Factor or Uncapped BREN with Downside Leverage Factor (a loss of 50%).

This example shows that if the underlying return is negative and the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount investors in Capped BREN with Downside Leverage Factor or Uncapped BREN with Downside Leverage Factor are exposed to the percentage decline in excess of the buffer amount, and will lose a percentage of their principal equal to a multiple (the “downside leverage factor”) of the underlying asset's percentage decline in excess of the buffer amount, and in extreme situations could lose all of their initial investment.

Capped BREN and Uncapped BREN:

Because the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount, the investor is exposed to the percentage decline in excess of the buffer amount. In this example, the payment at maturity would be calculated as follows:

$1,000 + [$1,000 × (-60% + 20%)]
= $1,000 – $400 = $600 per 1 Capped BREN or Uncapped BREN (a loss of 40%).

This example shows that if the underlying return is negative and the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount investors in Capped BREN or Uncapped BREN are exposed to the percentage decline in excess of the buffer amount and will lose a percentage of their initial investment equal to the percentage decline in excess of the buffer amount, and in extreme situations, could lose almost all of their initial investment.

Example 5B — The Final Level of the Underlying Basket is 40 (resulting in an Underlying Return of -60%).

This example illustrates the calculation of the underlying return and the payment at maturity for a hypothetical underlying basket comprised of three basket indices with the following assumptions:

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Basket Asset	Basket Asset Weight	Basket Asset Return
A	40%	-70%
B	20%	-60%
C	40%	-50%

Given the above assumptions, the final level would be calculated as follows:

Final Level = 100 × (1 + (A basket asset weight × A basket asset return) +

(B basket asset weight × B basket asset return) +

(C basket asset weight × C basket asset return))

= 100 × (1 + (40% × -70%) + (20% × -60%) + (40% × -50%)) = 40

The underlying return would then be calculated as follows:

Underlying Return =	Final Level – Initial Level	=	40 – 100	= -60%
	Initial Level		100

Because the underlying return at maturity is -60%, the investor will receive payment at maturity for the Notes identical to the scenarios described above in Example 5A.

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Risk Factors

The return on the Notes is linked to the performance of the underlying asset or underlying basket and will depend on whether the underlying return is positive or negative and, if negative, whether the final level is less than the initial level, strike level or trigger level, or the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, in each case as applicable. Further, the Digital Return Strategies, Capped Return Notes and Capped Return Enhanced Strategies offer limited return potential. Investing in the Notes is not equivalent to a direct investment in the underlying equity, underlying basket or underlying constituents and the return on your Notes will not reflect the return you would realize if you actually owned the underlying asset, basket assets or underlying constituents and held such investment for a similar period. This section describes the most significant risks relating to the Notes. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement, before investing in the Notes.

The repayment of any principal amount of the Notes only applies at maturity and is not guaranteed. You may lose some, all or substantially all of your initial investment in the Notes.

The Notes differ from ordinary debt securities in that we will not necessarily repay the full principal amount of the Notes at maturity. We will repay you an amount in cash equal to the principal amount of your Notes at maturity only if the final level of the underlying asset or underlying basket is equal to or greater than the initial level or trigger level, or the underlying return is positive or, if negative, the percentage decline of the underlying asset or underlying basket from the initial level to the final level is equal to or less than the buffer amount.

➢	For Digital Return Notes, Return Notes and Return Enhanced Notes, if the underlying return is negative, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.
➢	For Digital TRN, Trigger Return Notes and Trigger Return Enhanced Notes, if the underlying return is negative and the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.
➢	For Digital BRN, Buffered Return Notes and Buffered Return Enhanced Notes, if the underlying return is negative and the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.
➢	For Digital BRN with Downside Leverage Factor, Buffered Return Notes with Downside Leverage Factor and Buffered Return Enhanced Notes with Downside Leverage Factor, if the underlying return is negative and the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount multiplied by the downside leverage factor, and in extreme situations, you could lose all of your initial investment.

The stated payout from the issuer applies only if you hold your Notes to maturity.

You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset or the underlying basket is equal to or greater than the initial level, strike level or trigger level, or the percentage decline of the underlying asset or underlying basket from the initial level is equal to or less than the buffer amount, in each case as applicable.

The upside leverage factor and participation in the positive performance of the underlying asset or underlying basket applies only if you hold your Notes to maturity.

At maturity, Return Strategies provide participation in any positive underlying return, and Return Enhanced Securities provide participation in any positive underlying return and may enhance any positive underlying return by

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the upside leverage factor. You can receive the potential to participate in the positive underlying return only if you hold your Notes to maturity.

The opportunity to receive a digital return applies only if you hold your Notes to maturity.

At Maturity, the Digital Return Strategies and Return Strategies provide the opportunity to receive a digital return. You can receive the full benefit of the digital return from UBS only if you hold your Notes to maturity.

Your potential return on the Capped Return Notes and Capped Return Enhanced Notes is limited by a maximum return.

The return potential of the Capped Return Notes and Capped Return Enhanced Notes is limited to the maximum return. Therefore, for the Capped Return Notes you will not benefit from any positive underlying return in excess of an amount that exceeds the maximum return. Similarly, for the Capped Return Enhanced Notes you will not benefit from any positive underlying return in excess of an amount that, when multiplied by the upside leverage factor, exceeds the maximum return. Your return on the Capped Return Notes and Capped Return Enhanced Notes may be less than a direct investment in the underlying asset or underlying basket.

Your potential return on the Digital Return Notes is limited by the digital return.

The return potential of the Digital Return Notes is limited to the digital return. Therefore, for the Digital Return Notes you will not benefit from any positive underlying return in excess of an amount that exceeds the maximum return. Your return on the Digital Return Notes may be less than a direct investment in the underlying asset or underlying basket.

You will not receive interest payments on the Notes.

You will not receive any periodic interest payments on the Notes.

Any payment on the Notes is subject to the creditworthiness of UBS.

The Notes are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Notes and you may not receive any amounts owed to you under the terms of the Notes and you could lose all of your initial investment if UBS were to default on its obligations.

Owning the Notes is not the same as owning the underlying asset, basket assets or underlying constituents.

The return on your Notes will not reflect the return you would realize if you actually owned the underlying asset, basket assets or underlying constituents and held such investment for a similar period because:

➢	the return on such a direct investment would depend primarily upon the relative appreciation or depreciation of the underlying asset, basket assets or underlying constituents during the term of the Notes, and not on the upside leverage factor, digital return or maximum return and whether the final level of the underlying asset or underlying basket is less than the initial level, strike level or trigger level, or the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount;
➢	with respect to Digital Return Strategies, Capped Return Notes and Capped Return Enhanced Notes, the digital return or maximum return, as applicable, caps your payment at maturity while a direct investment would provide uncapped gain;
➢	in the case of a direct investment in any underlying equity or underlying equity constituents, the return could include substantial dividend payments, which you will not receive as an investor in the Notes;
➢	an investment directly in the underlying asset, basket assets or underlying constituents is likely to have tax consequences that are different from an investment in the Notes; and

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➢	an investment directly in the underlying asset, basket assets or underlying constituents may have better liquidity than the Notes and, to the extent there are commissions or other fees in relation to a direct investment in such assets, such commissions or other fees may be lower than the commissions and fees applicable to the Notes.

There can be no assurance that the investment view implicit in the Notes will be successful.

It is impossible to predict whether and the extent to which the level of the underlying asset or underlying basket will rise or fall and there can be no assurance that the final level of the underlying asset or underlying basket will be equal to or greater than the initial level, strike level or trigger level, or that the percentage decline of the underlying asset or underlying basket from the initial level to the final level will be equal to or less than the buffer amount, in each case as applicable. The final level of the underlying asset or underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of an underlying equity or the issuer of a constituent stock of an index or ETF (each, an “underlying equity issuer”) or the constituent commodities of an index or ETF. If an underlying asset is an equity, you should be willing to accept the risks of owning equities in general and each underlying equity in particular, and the risk of losing some or all of your initial investment. If an underlying asset is an index or ETF, you should be willing to accept the risks associated with the relevant markets tracked by each index or ETF in general and the constituents of each index or ETF in particular, and the risk of losing some or all of your initial investment.

The formula for calculating the payment at maturity of the Notes does not take into account all developments in the underlying asset or the underlying basket.

The calculation of the amount payable, if any, at maturity of the Notes may not reflect changes in the level(s) of the underlying asset or underlying basket during the term of the Notes before the valuation date specified in the applicable pricing supplement. The calculation agent will calculate the payment at maturity by comparing only the final level of the underlying asset or the underlying basket on the valuation date relative to the closing level of the underlying asset or the underlying basket on the pricing date. No other levels will be taken into account. As a result, you may lose some or all of your investment even if the level of the underlying asset or the underlying basket has risen at certain times during the term of the Notes, to an amount greater than the initial level, before falling to a final level that is less than its initial level, strike level or trigger level, or results in a percentage decline in the level of the underlying asset or underlying basket from the initial level to the final level that is greater than the buffer amount, in each case as applicable.

If the Notes are linked to an underlying basket, changes in the levels of the basket assets may offset each other.

If the Notes are linked to an underlying basket, the return on the Notes will be linked to a weighted basket comprised of the basket assets. While the levels of some basket assets may increase over the term of the Notes, the levels of other basket assets may increase by less during the term of the Notes and may even decline. Therefore, increases in the levels of one or more basket assets may be offset by lesser increases or decreases in the levels of one or more of the other basket assets when determining whether the final level of the underlying basket is less than the initial level, strike level or trigger level, or the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, and in calculating the underlying return and the payment at maturity on the Notes. Additionally, differing weights of the basket assets amplifies this offsetting effect because more heavily weighted basket assets will have a larger impact on the underlying return than lesser weighted basket assets.

You have limited protection in the case of antidilution and reorganization events.

For antidilution and reorganization events affecting an underlying equity, the calculation agent may adjust the initial level, strike level, trigger level, closing level and/or final level, as applicable, of the affected underlying equity and any other term of the Notes. However, the calculation agent is not required to adjust the terms of the Notes for every corporate event that could affect an underlying equity. For example, the calculation agent is not required to make any adjustments if an underlying equity issuer or anyone else makes a partial tender offer or a partial exchange offer with respect to an underlying equity. An event that does not require the calculation agent to make an adjustment may materially and adversely affect the value of the Notes. In addition, the calculation agent will make all determinations and calculations concerning any such adjustment and may make any such adjustment, determination or calculation

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in a manner that differs from, or that is in addition to, the manner described in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result. You should refer to “General Terms of the Notes — Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” beginning on page PS-60, “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset” on page PS-63 and “— Role of Calculation Agent” on page PS-69 for a description of the items that the calculation agent is responsible for determining.

In some circumstances, the payment you receive on the Notes may be based on securities issued by a different issuer and not on the original underlying equity.

Reorganization Events: If an underlying equity is subject to certain reorganization events relating to the respective underlying equity issuer, where such issuer is not the surviving entity, the amount you receive at maturity may be based on the equity security of a successor to the respective underlying equity issuer in combination with any cash or any other assets distributed to holders of the applicable underlying equity in such reorganization event, which may include securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency. If any underlying equity issuer becomes subject to (i) a reorganization event (as defined herein) and the relevant distribution property (as defined herein) consists solely of cash or (ii) a merger or consolidation with UBS or any of its affiliates, the calculation agent may select a substitute security as defined below under “General Terms of the Notes — Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset” to replace the underlying equity. The occurrence of these reorganization events and the consequent adjustments may materially and adversely affect the value of the Notes. We describe the specific reorganization events that may lead to these adjustments and the procedures for selecting distribution property or a substitute security in the section of this product supplement called “General Terms of the Notes — Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”. The calculation agent will make any such adjustments in order to achieve an equitable result.

ADRs: If an underlying equity is an ADR and the ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), or if the ADR facility between the non-U.S. stock issuer and the ADR depositary is terminated for any reason, the amount you receive at maturity will be based on the non-U.S. stock. Such delisting of the ADRs or termination of the ADR facility and the consequent adjustments may materially and adversely affect the value of the Notes. We describe such delisting of the ADRs or termination of the ADR facility and the consequent adjustments in the section of this product supplement called “General Terms of the Notes — Delisting of ADRs or Termination of ADR Facility”.

Delisting, suspension or discontinuance: If either a common stock or an ETF that is serving as an underlying equity is delisted or trading is suspended, or the ETF is otherwise discontinued, the amount you receive at maturity may be based on a security issued by another company, or in the case of an ETF, a share of another ETF or a basket of securities, futures contracts, commodities or other assets. Such delisting or suspension of trading in an underlying equity, or discontinuance of an ETF, and the consequent adjustments may materially and adversely affect the value of the Notes. We describe such discontinuance, delisting or suspension of trading in an underlying equity or ETF and the consequent adjustments in the sections of this product supplement called “General Terms of the Notes — Delisting or Suspension of Trading in an Underlying Equity” and “— Delisting, Discontinuance or Modification of an ETF”, respectively.

The calculation agent can postpone the determination of the initial level, strike level, trigger level, closing level and/or final level, as applicable, of the underlying asset, underlying basket or any basket asset, and therefore the valuation date, any averaging date or maturity date, if a market disruption event occurs on the pricing date, valuation date or averaging date.

The determination of a closing level and/or the final level may be postponed with respect to an underlying asset, underlying basket or a basket asset if the calculation agent determines that a market disruption event has occurred or is continuing with respect to such underlying asset or basket asset on an averaging date or the valuation date, as applicable. If such a postponement occurs, the calculation agent will determine the closing level or final level (as applicable) by reference to the closing level of the underlying asset or affected basket asset on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying asset or affected basket asset or, in the case of an averaging date, on the first “valid date.”

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In no event, however, will the valuation date or an averaging date be postponed by more than eight trading days. As a result, the maturity date for the Notes could also be postponed, although not by more than eight trading days. If the determination of the closing level of the underlying asset or affected basket asset on an averaging date or the valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing with respect to such underlying asset or basket asset on that day (or, in the case of an averaging date, such day is not a valid date), the calculation agent will nevertheless determine the closing level and/or the final level on such day. In such an event, the calculation agent will estimate the closing level and/or the final level that would have prevailed in the absence of the market disruption event in the manner described under “General Terms of the Notes — Market Disruption Events”, which may adversely affect the return on your investment in the Notes; provided that if it is not a valid date only because such date is already an averaging date, the calculation agent will use the closing level for any averaging date determined on such date. If a market disruption event has occurred or is continuing with respect to the underlying asset or any basket asset on the originally-scheduled valuation date (or an averaging date is postponed beyond the originally-scheduled valuation date), the maturity date will be postponed to maintain the same number of business days between the latest postponed valuation date and the maturity date as existed prior to the postponement(s) of the valuation date.

The calculation agent may also postpone the determination of the initial level, strike level, and/or trigger level, as applicable, of the underlying asset or the basket assets, as applicable, on the pricing date specified in the applicable pricing supplement for each offering of the Notes, if it determines that a market disruption event has occurred or is continuing with respect to an underlying asset or basket asset on that date. If the pricing date is postponed, the calculation agent may adjust the valuation date and/or averaging date(s) and maturity date to ensure that the stated term of that offering of the Notes remains the same.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Notes; sales in the secondary market may result in significant losses.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Notes, but are not required to do so and may stop any such market-making activities at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the level of the underlying asset or underlying basket has risen since the pricing date. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your Notes to maturity.

The market value of the Notes may be influenced by unpredictable factors.

The market value of your Notes may fluctuate between the date you purchase them and the valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control and interrelate in complex and unpredictable ways, will influence the market value of the Notes. Generally, we expect that the level of the underlying asset or the underlying basket on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

➢	the volatility of the underlying asset, basket assets or underlying constituents (i.e., the frequency and magnitude of changes in the level(s) of such assets over the term of the Notes);
➢	for any underlying asset or any basket asset that is an index, changes to the composition of the index and changes to index constituents;
➢	for any underlying asset or any basket asset that is an ETF (an “underlying ETF”), changes to the composition of the underlying ETF and changes to ETF constituents;
➢	for any underlying index or underlying ETF, the market prices of any underlying constituents;
➢	the dividend rate paid on the underlying equity or any underlying equity constituents (while not paid to holders of the Notes, dividend payments on any underlying equity or the underlying equity constituents may influence the value of the Notes);

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➢	interest rates in the U.S. market and each market related to the underlying asset, basket assets or underlying constituents;
➢	the time remaining to the maturity of the Notes;
➢	supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market-maker;
➢	if an underlying equity is an ADR, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the non-U.S. stock is traded;
➢	for any underlying index or underlying ETF having index constituents or underlying constituents that are traded in non-U.S. markets, or if an underlying equity is substituted or replaced by a security that is quoted and traded in a non-U.S. currency, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;
➢	for any underlying ETF, the fact that such ETF is subject to management risk, which is the risk that the investment strategy employed by a fund’s investment advisor may not produce the intended results;
➢	the creditworthiness of UBS; and
➢	geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the level(s) of the underlying asset, basket assets or underlying constituents generally.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Notes may offset or enhance the effect of another factor. Due to these factors, even if the level of the underlying asset or the underlying basket increases above the initial level and/or strike level, as applicable, during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the level of the underlying asset or underlying basket to increase while the market value of the Notes declines. Therefore, the value of the Notes prior to maturity may be less than the principal amount, and may be significantly different than the amount expected at maturity.

The inclusion of commissions and compensation in the original issue price of the Notes is likely to adversely affect secondary market prices of the Notes.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Notes in secondary market transactions will likely be lower than the original issue price, because the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO GENERAL CHARACTERISTICS OF UNDERLYING ASSETS AND UNDERLYING BASKETS

The respective underlying asset, basket assets or underlying constituents are subject to various market risks.

The respective underlying asset, basket assets or underlying constituents are subject to various market risks. Consequently, the level of an underlying asset or basket assets, and therefore the underlying basket, may fluctuate depending on the market(s) in which the applicable underlying asset, basket assets or underlying constituents operate. Market forces outside of our control could cause the final level of the underlying asset or underlying basket to be less than the initial level, strike level or trigger level, or the level of the underlying asset or underlying basket to decline by a percentage that is greater than the buffer amount, in each case as applicable. The level of each underlying asset or underlying basket can rise or fall sharply due to factors specific to the underlying asset, basket assets or underlying constituents, such as price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general equity or commodity market levels, interest rates and economic and political conditions. To the extent that the underlying asset is an underlying equity, the applicable pricing supplement will provide a brief description of the underlying equity issuer to which the Notes we offer are linked. We urge you to review financial and other

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information filed periodically by each underlying equity issuer with the Securities and Exchange Commission (“SEC”).

UBS and its affiliates have no affiliation with any underlying equity issuers and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with any underlying equity issuers and have no ability to control or predict their actions, including any corporate actions that could constitute an antidilution or reorganization event of the type that would require the calculation agent to adjust the payment to you at maturity, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting an underlying equity issuer. The underlying equity issuers are not involved in the offering of the Notes in any way and have no obligation to consider your interests as owner of the Notes in taking any corporate actions that might affect the market value of your Notes or your payment at maturity. An underlying equity issuer may take actions that could adversely affect the market value of the Notes.

The Notes are unsecured debt obligations of UBS only and are not obligations of any underlying equity issuer. No portion of the issue price you pay for the Notes will go to any underlying equity issuer.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective underlying equity issuer(s) and each underlying equity from publicly available information, without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying equity issuer or any underlying equity. You, as an investor in the Notes, should make your own investigation into the respective underlying equity issuer(s) and each underlying asset or underlying basket for your Notes. We urge you to review financial and other information filed periodically by the underlying equity issuer(s) with the SEC.

This product supplement relates only to the Notes and does not relate to any underlying equity or any underlying equity issuer.

UBS and its affiliates have no affiliation with any underlying index sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with the sponsor of any underlying index (an “index sponsor”) that may be used to calculate the payment at maturity of the Notes (except for licensing arrangements discussed in the index supplement or the applicable pricing supplement) and have no ability to control or predict their actions, including any errors in, or discontinuation of, public disclosure regarding methods or policies relating to the calculation of the applicable underlying index. If an index sponsor discontinues or suspends the calculation of an underlying index to which your Notes are linked, it may become difficult to determine the market value of the Notes and the payment at maturity. The calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the underlying index exists, the payment you receive at maturity will be determined by the calculation agent as described under “General Terms of the Notes — Discontinuance of or Adjustments to an Underlying Index; Alteration of Method of Calculation” beginning on page PS-60 and “— Role of Calculation Agent” on page PS-69. No index sponsor is involved in the offering of the Notes in any way. The index sponsors do not have any obligation to consider your interests as an owner of the Notes in taking any actions that might affect the market value of your Notes or your payment at maturity.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective underlying index sponsor(s) and each underlying index to which your Notes are linked from publicly available information, without independent verification. You, as an investor in the Notes, should conduct your own independent investigation of the relevant index sponsor and each underlying index for your Notes.

Changes that affect an underlying index will affect the market value of your Notes and the amount you will receive at maturity of your Notes.

The policies of an index sponsor concerning the calculation of an underlying index, additions, deletions or substitutions of any underlying constituents and the manner in which changes affecting such underlying constituents, the underlying equity issuers (such as stock dividends, reorganizations or mergers) or the underlying constituents

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(such as prolonged changes in market value, significantly decreased liquidity or if an underlying commodity ceases to exist) are reflected in the underlying index, could affect the level of the underlying index and, therefore, could affect the amount payable on your Notes at maturity and the market value of your Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if an index sponsor changes these policies, such as changing the manner in which it calculates an underlying index, or if an index sponsor discontinues or suspends calculation or publication of an underlying index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur, or if a closing level or the final level is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent—which initially will be UBS Securities LLC, an affiliate of UBS—may determine the relevant closing level or the final level—and thus the amount payable at maturity— as described under “General Terms of the Notes — Market Disruption Events”.

Historical performance of the underlying asset, basket assets or underlying constituents should not be taken as an indication of the future performance of such underlying asset, basket assets or underlying constituents during the term of the Notes.

The historical performance of the underlying asset, basket assets or underlying constituents should not be taken as an indication of the future performance of such underlying asset, basket assets or underlying constituents. As a result, it is impossible to predict whether the value(s) of the underlying asset, basket assets or underlying constituents will rise or fall. The final level(s) of the underlying asset, underlying basket and basket assets, as applicable, will be influenced by complex and interrelated political, economic, financial, judicial, force majeure and other factors that can affect the respective underlying asset or basket assets, as applicable, and the market value(s) of the underlying asset, basket assets or underlying constituents.

Moreover, any underlying basket to which any Notes may be linked does not have a recognized market value and no historical performance data will be available. The closing levels of the basket assets will determine the initial level and final level of the underlying basket.

An investment in the Notes may be subject to risks associated with non-U.S. markets.

An underlying asset, basket asset or underlying constituent may be issued by a non-U.S. company and may trade on a non-U.S. exchange. An investment in Notes linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and non-U.S. futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and U.S. futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect market prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. commodity futures exchanges, and trading on those non-U.S. exchanges may involve different and greater risks than trading on U.S. exchanges.

Notes and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and non-U.S. futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities or non-U.S. futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment where an underlying asset, basket asset or underlying constituent is: (1) an ADR, which is quoted and traded in U.S. dollars, but represents a non-U.S. stock that is quoted and traded in a non-U.S. currency and that may trade differently from the ADR, (2) is substituted or

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replaced by another underlying asset, basket asset or underlying constituent, as applicable, that is quoted and traded in a non-U.S. currency; or (3) an underlying ETF or underlying index that invests in underlying constituents that are quoted and traded in a non-U.S. currency. Index sponsors may substitute or replace underlying constituents with non-U.S. underlying constituents in accordance with their own policies and procedures.

For any underlying ETF that invests in underlying constituents that are quoted and traded in a non-U.S. currency, the value of such ETF will generally reflect the U.S. dollar value of those assets. Similarly, the levels of certain underlying indices that are comprised of underlying constituents which are quoted and traded in a non-U.S. currency, may reflect the U.S. dollar value of such underlying constituents. Therefore, holders of Notes based upon an underlying ETF or these underlying indices may be exposed to currency exchange rate risk with respect to the currency in which such underlying constituents trade. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of the relevant non-U.S. constituent(s) in such underlying asset. If, taking into account such weighting, the dollar strengthens against such non-U.S. currency, the level of such underlying the ETF or underlying index, may be adversely affected and the value of the Notes may decrease.

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Notes. Changes in the exchange rate between the U.S. dollar and a non-U.S. currency may affect the U.S. dollar equivalent of the price of any underlying asset, basket asset or underlying constituent described in (1) through (3) above, and, as a result, may affect the value of the Notes.

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank in foreign exchange, money markets, sovereign debt or other financial markets, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect the value of an underlying asset, basket asset or underlying constituent that is quoted and traded in a non-U.S. currency.

The underlying return for the Notes may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect any underlying asset, basket assets or underlying constituents that are traded in currencies other than the U.S. dollar.

Although, as discussed above, an underlying asset, basket asset or underlying constituents may be traded in, or its market value(s) may be converted into, currencies other than the U.S. dollar, the Notes are denominated in U.S. dollars, and the calculation of the amount payable on the Notes at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the applicable underlying asset, basket asset or underlying constituent is denominated. The amount we pay in respect of the Notes on the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Notes” beginning on page PS-49.

The value of the shares of an ETF may not completely track the value of the shares of the securities in which the ETF invests or the level of its respective target index.

With respect to any underlying ETF, you should be aware that, although the trading characteristics and valuations of that ETF will usually mirror the characteristics and valuations of the underlying constituents in which that ETF invests, the value of the ETF may not completely track the value of its underlying constituents. The value of the ETF will reflect transaction costs and fees that the underlying constituents in which the ETF invests do not have.

In addition, an underlying ETF may seek to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of a specific index (the “target index”). The correlation between the performance of an ETF and the performance of its target index may not be perfect. Although the performance of an

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ETF seeks to replicate the performance of its target index, the ETF may not invest in all the securities, futures contracts or commodities comprising such target index but rather may invest in a representative sample of such assets comprising the target index. Also, an ETF may not fully replicate the performance of its target index due to the temporary unavailability of certain securities, futures contracts or commodities comprising such target index. Furthermore, because an ETF is traded on a national securities exchange and is subject to the market supply and demand by investors, the market value of an ETF may differ from the net asset value per share of the ETF. Finally, the performance of an ETF will reflect transaction costs and fees that are not included in the calculation of its target index. As a result of the foregoing, the performance of an ETF may not exactly replicate the performance of its target index.

In addition, although shares of an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of an ETF or that there will be liquidity in the trading market.

If an underlying equity is an ADR, the value of the ADRs may not completely track the price of the non-U.S. stock represented by such ADRs.

If an underlying equity is an ADR, you should be aware that, although the trading characteristics and valuations of the ADRs will usually mirror the characteristics and valuations of the non-U.S. stock represented by the ADRs, the value of an ADR upon which an offering of the Notes is based may not completely track the value of the non-U.S. stock represented by such ADR. Moreover, the terms and conditions of depositary facilities may result in less liquidity or lower market value of the ADRs than for the non-U.S. stock. Since holders of the ADRs may surrender the ADRs to take delivery of and trade the non-U.S. stock (a characteristic that allows investors in ADRs to take advantage of price differentials between different markets), an illiquid market for the non-U.S. stock generally will result in an illiquid market for the ADRs representing such non-U.S. stock.

If an underlying equity is an ADR, the trading price of such ADRs and the trading price of the Notes linked to such ADRs will be affected by conditions in the markets where those ADRs principally trade.

Although the market price of an ADR upon which an offering of Notes is based is not directly tied to the trading price of the non-U.S. stock in the non-U.S. markets where such non-U.S. stock principally trades, the trading price of ADRs is generally expected to track the U.S. dollar value of the currency of the country where the non-U.S. stock principally trades and the trading price of such non-U.S. stock on the markets where that non-U.S. stock principally trades. This means that the trading value of any ADR upon which an offering of the Notes is based is expected to be affected by the exchange rates between the U.S. dollar and the currency of the country where the non-U.S. stock principally trades and by factors affecting the markets where such non-U.S. stock principally trades.

There are important differences between the rights of holders of ADRs and the rights of holders of the non-U.S. stock.

If an underlying equity is an ADR, you should be aware that your Notes are linked to the ADRs and not the non-U.S. stock represented by such ADRs, and there exist important differences between the rights of holders of an ADR and the non-U.S. stock such ADR represents. Each ADR is a security evidenced by American depositary receipt that represents a specified number of shares of the non-U.S. stock. Generally, an ADR is issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. stock issuer and holders of the ADRs, which may be different from the rights of holders of the non-U.S. stock. For example, the non-U.S. stock issuer may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its ADRs. Any such differences between the rights of holders of the ADRs and holders of the non-U.S. stock may be significant and may materially and adversely affect the market value of your Notes.

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RISKS RELATED TO CHARACTERISTICS AND ISSUES OF COMMODITY INDICES AND ETFS WITH UNDERLYING COMMODITIES

In the case of Notes linked to a commodities index or an ETF with underlying commodities, commodity prices may change unpredictably, affecting the value of your Notes in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing level of any underlying index that is a commodity index or an ETF with underlying commodities and, therefore, the value of your Notes in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Notes linked to a commodities index or an ETF with underlying commodities, such Notes may not offer direct exposure to commodity spot prices.

Your Notes may be linked to an index (or ETF with underlying commodities) that is comprised of commodity futures contracts and not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Notes may underperform a similar investment that is linked to commodity spot prices.

In the case of Notes linked to a commodities index or an ETF with underlying commodities, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Notes.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. and some non-U.S. futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level(s) of any underlying index that is a commodity index(or ETF with underlying commodities) and, therefore, the value of your Notes.

In the case of Notes linked to a commodities index or an ETF with underlying commodities, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Notes may be linked to an index (or ETF with underlying commodities) that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the index or ETF commodities included in any underlying index or underlying ETF and the markets for those index or ETF commodities during the term of your Notes. To the extent the index or ETF rolls futures contracts from a lower priced futures contract to a higher priced futures contract, the rolls could adversely affect the value of any commodity index (or ETF with underlying commodities) to which your Notes are linked and, accordingly, decrease the payment you receive at maturity.

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HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in any underlying equity or any underlying constituent, or other derivative products based on any underlying equity or any underlying constituent may adversely affect any amount payable at maturity and the market value of the Notes.

As described below under “Use of Proceeds and Hedging” on page PS-70, UBS or its affiliates expect to enter into hedging transactions involving purchases of the underlying asset, the basket assets, the underlying constituents, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets prior to, on and/or after the applicable pricing date, and may subsequently enter into additional hedging transactions or unwind those previously entered into. Although they are not expected to, any of these hedging activities may adversely affect the market value(s) of any underlying asset, basket asset or underlying constituent and, therefore, the amount payable at maturity and the market value of the Notes. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines. No holder of the Notes will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in any underlying asset, basket asset or underlying constituent and other instruments described above on a regular basis as part of our general broker-dealer and other businesses, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of any underlying asset, basket asset or underlying constituent and, therefore, the amount payable at maturity and the market value of the Notes. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any underlying asset, basket asset or underlying constituent. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Notes.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Notes, although they are not obligated to do so. As market makers, trading of the Notes may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Notes in their inventory. The supply and demand for the Notes, including inventory positions of market makers, may affect the secondary market price for the Notes.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying asset, basket assets and underlying constituents, as applicable, including listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets, that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders’ interest in the Notes and the interests UBS and its affiliates will have in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the price of such underlying asset, basket asset and/or underlying constituent, as applicable, could be adverse to the interests of the holders of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with an underlying equity issuer, including making loans to or acting as a counterparty (including with respect to derivatives) or providing advisory services to that company. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes as beneficial owners of the Notes. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the closing level of any underlying asset, basket asset or underlying constituent, as applicable, and, therefore, the amount payable at maturity and the market value of the Notes.

PS-46

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Notes. Any such research, opinions or recommendations could affect the level of the underlying asset, basket assets or underlying constituents or the market value of, and your return on, the Notes.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in your Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying asset, basket assets or underlying constituents to which the Notes are linked.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the cash payment, if any, at maturity of the Notes. We may change the calculation agent after the original issue date of any Notes without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Notes — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying asset or a basket asset has occurred or is continuing on the valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind hedge positions. See “Use of Proceeds and Hedging”. Because this determination by the calculation agent may affect the payment at maturity on the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

One of our affiliates may serve as the depositary for the ADR that may constitute an underlying equity.

One of our affiliates may serve as the depositary for some non-U.S. companies that issue ADRs. If an underlying equity is an ADR and one of our affiliates serves as depositary for such ADRs, the interests of our affiliate, in its capacity as depositary for the ADRs, may be adverse to your interests as a holder of Notes.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Notes.

UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Notes are uncertain.

Significant aspects of the tax treatment of the Notes are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the Notes, and we do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this product supplement or the applicable pricing supplement. If the IRS were successful in asserting an alternative treatment for the Notes, the timing and/or character of income on the Notes could be affected materially and adversely. Please read carefully the section entitled “Supplemental U.S. Tax Considerations” herein. You should consult your tax advisor about your own tax situation.

Further, there exists a risk (and in certain circumstances, a substantial risk) that an investment in Notes that are linked to shares of an ETF, PFIC, REIT or other “pass-thru entity” or a basket that contains ETFs, PFICs, REITs or other “pass-thru entities” could be treated as a “constructive ownership” transaction which could result in part or all of any long-term capital gain realized by you on sale or maturity of a Note being recharacterized as ordinary income

PS-47

and subject to an interest charge (or in the case of a gold or silver ETF, subject to a maximum tax rate of 28% applicable to “collectibles”).

The IRS released a notice that may affect the taxation of holders of the Notes. According Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument similar to the Notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” should be applied to such instruments. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes.

Moreover, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA (discussed below under “Supplemental U.S. Tax Considerations”), gain from the sale, exchange, redemption or maturity of a Security or settlement at maturity generally will not be subject to U.S. tax to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S. or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange, redemption or maturity and certain other conditions are satisfied, or has certain other present or former connections with the U.S.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more U.S. equity securities or indices containing dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all specified equity-linked instruments issued after 2017, as discussed further below under “Supplemental U.S. Tax Considerations—Non-U.S. Holders – “Section 871(m)”.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes (including possible application of Section 1260 and alternative treatments and the issues presented by Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity and/or the jurisdictions underlying constituent issuers).

PS-48

General Terms of the Notes

The following is a summary of the general terms of the Notes. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Notes should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Notes:

No Coupon

Unlike ordinary debt securities, UBS will not pay periodic interest on the Notes and will not necessarily repay any of the principal amount of the Notes at maturity unless otherwise specified in the applicable pricing supplement.

Denomination

Unless otherwise specified in the applicable pricing supplement, each offering of the Notes will have a principal amount of $1,000 per Note and a minimum investment of 10 Notes (for a total minimum purchase price of $10,000). Purchases in excess of these minimum amounts may be made in integrals of 1 Note. Purchases and sales made in the secondary market, if any exists, are not subject to the minimum investment of 10 Notes.

Payment at Maturity for the Notes

UBS will not necessarily pay the principal amount of the Notes at maturity. At maturity, UBS will pay an amount in cash that is based on the direction of and percentage change in the level of the underlying asset or underlying basket from the initial level to the final level, which is referred to as the “underlying return”.

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. Depending on the particular terms of your Notes, if the underlying return is negative, you could lose some or all of your initial investment.

All defined terms relating to payment at maturity are set forth below on page PS-55 under “Defined Terms Relating to Payments at Maturity for the Notes”.

The Digital Return Strategies:

The Digital Return Strategies provide the opportunity to receive a return equal to the digital return with full, contingent or reduced downside market exposure at maturity.

Digital Return Notes

Payment

at Maturity:	For each Digital Return Note offering, at maturity UBS will pay you a cash payment, for each Digital Return Note you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset or underlying basket is less than the strike level or initial level, calculated as follows:
➢	If the final level is equal to or greater than the strike level:

$1,000 + ($1,000 × Digital Return).

➢	If the final level is less than the strike level and equal to or greater than the initial level:

Principal Amount of $1,000.

➢	If the final level is less than the initial level:

$1,000 + ($1,000 × Underlying Return).

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Investors in Digital Return Notes are fully exposed to any decline in the level of the underlying asset or the underlying basket from the initial level to the final level. Specifically, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Digital Trigger Return
Notes Payment

at Maturity:	For any Digital Trigger Return Note offering, at maturity UBS will pay you a cash payment, for each Digital Trigger Return Note you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset or underlying basket is less than the strike level or trigger level, calculated as follows:
➢	If the final level is equal to or greater than the strike level:

$1,000 + ($1,000 × Digital Return).

➢	If the final level is less than the strike level and equal to or greater than the trigger level:

Principal Amount of $1,000.

➢	If the final level is less than the trigger level:

$1,000 + ($1,000 × Underlying Return).

Investors in Digital Trigger Return Notes may be fully exposed to any decline in the level of the underlying asset or the underlying basket from the initial level to the final level. Specifically, if the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Digital Buffered Return
Notes Payment

at Maturity:	For each Digital Buffered Return Note offering, at maturity UBS will pay you a cash payment, for each Digital Buffered Return Note you hold, that will be based on (i) the underlying return, (ii) whether the final level of the underlying asset or underlying basket is less than the strike level and (iii) whether the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, calculated as follows:
➢	If the final level is equal to or greater than the strike level:

$1,000 + ($1,000 × Digital Return).

➢	If the final level is less than the strike level and either (i) the underlying return is zero or positive or (ii) the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

Principal Amount of $1,000.

➢	If the final level is less than the strike level, the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$1,000 + [$1,000 × (Underlying Return + Buffer Amount)].

Investors in Digital Buffered Return Notes will be exposed to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer amount from the initial level to the final level. Specifically, if the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Digital Buffered Return
Notes with Downside
Leverage Payment

at Maturity:	For any Digital Buffered Return Note with Downside Leverage Factor offering, at maturity UBS will pay you a cash payment, for each Digital Buffered Return Note with Downside Leverage Factor you hold, that will be based on (i) the underlying return (ii) whether the final level of the underlying asset or underlying basket is less than the strike level and (iii) whether the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, calculated as follows:
➢	If the final level is equal to or greater than the strike level:

PS-50

$1,000 + ($1,000 × Digital Return).

➢	If the final level is less than the strike level and either (i) the underlying return is zero or positive or (ii) the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

Principal Amount of $1,000.

➢	If the final level is less than the strike level, the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$1,000 + [$1,000 × (Underlying Return + Buffer Amount) × Downside Leverage Factor].

Investors in Digital Buffered Return Notes with Downside Leverage Factor will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer amount from the initial level to the final level. Specifically, if the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount multiplied by the downside leverage factor, and in extreme situations, you could lose all of your initial investment.

The Return Strategies:

The Return Strategies provide the opportunity to receive a return equal to the digital return or to participate in any positive underlying return in excess of the step return, in the case of Capped Return Notes Products only up to a predetermined maximum return, with full, contingent or reduced downside market exposure at maturity.

Return Notes

Payment

at Maturity:	For any Capped Return Note or Uncapped Return Note (the “Return Notes”) offering, at maturity UBS will pay you a cash payment, for each Return Note you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset or underlying basket is less than the strike level or initial level, calculated as follows:
➢	For Capped Return Notes, if the final level is equal to or greater than the strike level:

$1,000 + $1,000 × the greater of (a) Digital Return and (b) the lesser of (i) Underlying Return and (ii) Maximum Return.

➢	For Uncapped Return Notes, if the final level is equal to or greater than the strike level:

$1,000 + $1,000 × the greater of (a) Digital Return and (b) Underlying Return.

➢	For Return Notes, if the final level is less than the strike level and equal to or greater than the initial level:

Principal Amount of $1,000.

➢	For Return Notes, if the final level is less than the initial level:

$1,000 + ($1,000 × Underlying Return).

Investors in Return Notes are fully exposed to any decline in the level of the underlying asset or the underlying basket from the initial level to the final level. Specifically, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Trigger Return
Notes Payment

at Maturity:	For any Capped Trigger Return Note or Uncapped Trigger Return Note (the “Trigger Return Notes”) offering, at maturity UBS will pay you a cash payment, for each Trigger Return Note you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset or underlying basket is less than the strike level or trigger level, calculated as follows:
➢	For Capped Trigger Return Notes, if the final level is equal to or greater than the strike level:

$1,000 + $1,000 × the greater of (a) Digital Return and (b) the lesser of (i) Underlying Return and (ii) Maximum Return.

➢	For Uncapped Trigger Return Notes, if the final level is equal to or greater than the strike level:

$1,000 + $1,000 × the greater of (a) Digital Return and (b) Underlying Return.

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➢	For Trigger Return Notes, if the final level is less than the strike level and equal to or greater than the trigger level:

Principal Amount of $1,000.

➢	For Trigger Return Notes, if the final level is less than the trigger level:

$1,000 + ($1,000 × Underlying Return).

Investors in Trigger Return Notes may be fully exposed to any decline in the level of the underlying asset or the underlying basket from the initial level to the final level. Specifically, if the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Buffered Return
Notes Payment

at Maturity:	For any Capped Buffered Return Note or Uncapped Buffered Return Note (the “Buffered Return Notes”) offering, at maturity UBS will pay you a cash payment, for each Buffered Return Note you hold, that will be based on (i) the underlying return, (ii) whether the final level of the underlying asset or underlying basket is less than the strike level and (iii) whether the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, calculated as follows:
➢	For Capped Buffered Return Notes, if the final level is equal to or greater than the strike level:

$1,000 + $1,000 × the greater of (a) Digital Return and (b) the lesser of (i) Underlying Return and (ii) Maximum Return.

➢	For Uncapped Buffered Return Notes, if the final level is equal to or greater than the strike level:

$1,000 + $1,000 × the greater of (a) Digital Return and (b) Underlying Return.

➢	For Buffered Return Notes, if the final level is less than the strike level and either (i) the underlying return is zero or positive or (ii) the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

Principal Amount of $1,000.

➢	For Buffered Return Notes, if the final level is less than the strike level, the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$1,000 + [$1,000 × (Underlying Return + Buffer Amount)].

Investors in Buffered Return Notes will be exposed to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer amount from the initial level to the final level. Specifically, if the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Buffered Return
Notes with Downside
Leverage Payment

at Maturity:	For any Capped Buffered Return Note with Downside Leverage Factor or Uncapped Buffered Return Note with Downside Leverage Factor (the “Buffered Return Notes with Downside Leverage Factor”) offering, at maturity UBS will pay you a cash payment, for each Buffered Return Note with Downside Leverage Factor you hold, that will be based on (i) the underlying return (ii) whether the final level of the underlying asset or underlying basket is less than the strike level and (iii) whether the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, calculated as follows:
➢	For Capped Buffered Return Notes with Downside Leverage Factor, if the final level is equal to or greater than the strike level:

$1,000 + $1,000 × the greater of (a) Digital Return and (b) the lesser of (i) Underlying Return and (ii) Maximum Return.

➢	For Uncapped Buffered Return Notes with Downside Leverage Factor, if the final level is equal to or greater than the strike level:

PS-52

$1,000 + $1,000 × the greater of (a) Digital Return and (b) Underlying Return.

➢	For Buffered Return Notes with Downside Leverage Factor, if the final level is less than the strike level and either (i) the underlying return is zero or positive or (ii) the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

Principal Amount of $1,000.

➢	For Buffered Return Notes with Downside Leverage Factor, if the final level is less than the strike level, the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$1,000 + [$1,000 × (Underlying Return + Buffer Amount) × Downside Leverage Factor].

Investors in Buffered Return Notes with Downside Leverage Factor will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer amount from the initial level to the final level. Specifically, if the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount multiplied by the downside leverage factor, and in extreme situations, you could lose all of your initial investment.

The Return Enhanced Strategies:

The Return Enhanced Strategies provide participation in, and may enhance by the upside leverage factor, any positive underlying return, in the case of Capped Return Enhanced Notes Products only up to a predetermined maximum return ,with full, contingent or reduced downside market exposure at maturity.

Return Enhanced Notes Payment

at Maturity:	For any Capped Return Enhanced Note or Uncapped Return Enhanced Note (the “Return Enhanced Notes”) offering, at maturity UBS will pay you a cash payment, for each Return Enhanced Note you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset or underlying basket is less than the initial level, calculated as follows:
➢	For Capped Return Enhanced Notes, if the underlying return is positive:

$1,000 + ($1,000 × the lesser of (a) Underlying Return × Upside Leverage Factor and (b) Maximum Return).

➢	For Uncapped Return Enhanced Notes, if the underlying return is positive:

$1,000 + ($1,000 × Underlying Return × Upside Leverage Factor).

➢	For Return Enhanced Notes, if the underlying return is zero:

Principal Amount of $1,000.

➢	For Return Enhanced Notes, if the underlying return is negative:

$1,000 + ($1,000 × Underlying Return).

Investors in Return Enhanced Notes are fully exposed to any decline in the level of the underlying asset or the underlying basket from the initial level to the final level. Specifically, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Trigger Return Enhanced Notes

Payment

at Maturity:	For any Capped Trigger Return Enhanced Notes or Uncapped Trigger Return Enhanced Notes (the “Trigger Return Enhanced Notes” ) offering, at maturity UBS will pay you a cash payment, for each Trigger Return Enhanced Note you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset or underlying basket is less than the trigger level, calculated as follows:
➢	For Capped Trigger Return Enhanced Notes, if the underlying return is positive:

$1,000 + ($1,000 × the lesser of (a) Underlying Return × Upside Leverage Factor and (b) Maximum Return).

PS-53

➢	For Uncapped Trigger Return Enhanced Notes, if the underlying return is positive:

$1,000 + ($1,000 × Underlying Return × Upside Leverage Factor).

➢	For Trigger Return Enhanced Notes, if the underlying return is zero or negative and the final level is equal to or greater than the trigger level:

Principal Amount of $1,000.

➢	For Trigger Return Enhanced Notes, if the underlying return is negative and the final level is less than the trigger level:

$1,000 + ($1,000 × Underlying Return).

Investors in Trigger Return Enhanced Notes may be fully exposed to any decline in the level of the underlying asset or the underlying basket from the initial level to the final level. Specifically, if the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Buffered Return Enhanced Notes
Payment

at Maturity:	For any Capped Buffered Return Enhanced Notes or Uncapped Buffered Return Enhanced Notes (the “Buffered Return Enhanced Notes”) offering, at maturity UBS will pay you a cash payment, for each Buffered Return Enhanced Note you hold, that will be based on (i) the underlying return and (ii) whether the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, calculated as follows:
➢	For Capped Buffered Return Enhanced Notes, If the underlying return is positive:

$1,000 + ($1,000 × the lesser of (a) Underlying Return × Upside Leverage Factor and (b) Maximum Return).

➢	For Uncapped Buffered Return Enhanced Notes, if the underlying return is positive:

$1,000 + ($1,000 × Underlying Return × Upside Leverage Factor).

➢	For Buffered Return Enhanced Notes, if the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

Principal Amount of $1,000.

➢	For Buffered Return Enhanced Notes, if the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$1,000 + [$1,000 × (Underlying Return + Buffer Amount)].

Investors in Buffered Return Enhanced Notes will be exposed to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer amount from the initial level to the final level. Specifically, if the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount, and in extreme situations, you could lose almost all of your initial investment.

Buffered Return Enhanced Notes
with Downside
Leverage Factor
Payment

at Maturity:	For any Capped Buffered Return Enhanced Notes with Downside Leverage Factor or Uncapped Buffered Return Enhanced Notes with Downside Leverage Factor (the “Buffered Return Enhanced Notes with Downside Leverage Factor”) offering, at maturity UBS will pay you a cash payment, for each Buffered Return Enhanced Note with Downside Leverage Factor you hold, that will be based on (i) the underlying return and (ii) whether the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, calculated as follows:
➢	For Capped Buffered Return Enhanced Notes with Downside Leverage Factor, if the underlying return is positive:

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$1,000 + ($1,000 × the lesser of (a) Underlying Return × Upside Leverage Factor and (b) Maximum Return).

➢	For Uncapped Buffered Return Enhanced Notes with Downside Leverage Factor, if the underlying return is positive:

$1,000 + ($1,000 × Underlying Return × Upside Leverage Factor).

➢	For Buffered Return Enhanced Notes with Downside Leverage Factor, if the percentage decline from the initial level to the final level is equal to or less than the buffer amount:

Principal Amount of $1,000.

➢	For Buffered Return Enhanced Notes with Downside Leverage Factor, if the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer amount:

$1,000 + [$1,000 × (Underlying Return + Buffer Amount) x Downside Leverage Factor].

Investors in Buffered Return Enhanced Notes with Downside Leverage Factor will be exposed at a proportionately higher percentage to any percentage decline in the level of the underlying asset or underlying basket in excess of the buffer amount from the initial level to the final level. Specifically, if the percentage decline of the underlying asset or underlying basket from the initial level to the final level is greater than the buffer amount, you will lose a percentage of your principal amount equal to the percentage decline in excess of the buffer amount multiplied by the downside leverage factor, and in extreme situations, you could lose all of your initial investment.

Defined Terms Relating to Payments at Maturity for the Notes:

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying asset or underlying basket minus the initial level of the underlying asset or underlying basket, divided by (ii) the initial level of the underlying asset or underlying basket. Expressed as a formula, the underlying return is:

Final Level − Initial Level
Initial Level

In the case of an offering of the Notes linked to an underlying basket, the underlying return may be referred to as the “basket return”, or in such other manner as may be specified in the applicable pricing supplement.

Unless otherwise provided in the applicable pricing supplement, the “initial level” will be, with respect to:

➢	an underlying equity, the closing level of such underlying equity on the pricing date,
➢	an underlying index, the closing level of such underlying index on the pricing date, or
➢	an underlying basket, 100.

The initial level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “— Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “—Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”. If the applicable pricing supplement specifies that the Notes are linked to a basket of Notes, the initial level will be specified therein.

Unless otherwise provided in the applicable pricing supplement, the “final level” will be, with respect to:

➢	an underlying equity, the closing level of such underlying equity on the valuation date or the arithmetic average of the closing levels of the underlying equity on each averaging date,
➢	an underlying index, the closing level of such underlying index on the valuation date or the arithmetic average of the closing levels of the underlying index on each averaging date, or
➢	an underlying basket, a level of the underlying basket equal to the product of (a) the initial level of such underlying basket multiplied by (b) the sum of one and the weighted performance of the basket assets measured from the initial level to the final level or the arithmetic average of the closing levels of the underlying basket on each averaging date

The final level will be determined by the calculation agent on the valuation date. The valuation date and/or any averaging date (if applicable) may be postponed in the case of a market disruption event as described under “— Market

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Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”. If the applicable pricing supplement specifies that the Notes are linked to a basket of Notes, any applicable postponement procedures will also be specified therein.

With respect to the Digital Return Strategies and Return Strategies, the “strike level” will be determined by the calculation agent and set forth in the applicable pricing supplement.

With respect to the Digital Return Strategies and Return Strategies, (the “digital return”) will be a positive percentage specified in the applicable supplement.

With respect to the Return Enhanced Strategies, the rate at which you will participate in the performance of the underlying asset or underlying basket. The rate will be referred to as the “upside leverage factor” and will be a positive number equal to or greater than 1.0 as specified in the applicable pricing supplement.

With respect to the Capped Return Strategies and Capped Return Enhanced Strategies, a maximum return (the “maximum return”), which will be a positive percentage and will cap the amount you may receive at maturity and which will be specified in the applicable pricing supplement.

With respect to the Digital TRN, Trigger Return Notes and Trigger Return Enhanced Notes, the “trigger level” will be a level of the underlying asset or underlying basket that will be less than the initial level specified in the applicable pricing supplement. The trigger level will be based on a percentage of the initial level, as may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Notes — Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

With respect to the Digital BRN, Digital BRN with Downside Leverage Factor, Buffered Return Notes, Buffered Return Enhanced Notes, Buffered Return Notes with Downside Leverage Factor and Buffered Return Enhanced Notes with Downside Leverage Factor, the “buffer amount” will be a positive percentage specified in the applicable pricing supplement.

With respect to the Digital BRN with Downside Leverage Factor, Buffered Return Notes with Downside Leverage Factor and Buffered Return Enhanced Notes with Downside Leverage Factor, the “downside leverage factor” will be an amount equal to the quotient of (i) one divided by (ii) the difference of one minus the buffer amount.

The calculation agent may adjust the terms of the Notes for an underlying asset or underlying basket in the case of antidilution and reorganization events described below under “— Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

In addition to the strategies described below, the applicable pricing supplement may provide that the Notes are dual directional notes that provide the opportunity to receive a return equal to (i) the absolute value of the underlying return multiplied by (ii) the principal amount if the final level is equal to or greater than the strike level.

Maturity Date

The maturity date for your Notes will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. No adjustment to the payment at maturity will be made following such a postponement. If the calculation agent postpones the valuation date with respect to the underlying asset or any basket asset, as applicable, the maturity date will be postponed to maintain the same number of business days between the latest postponed valuation date and the maturity date as existed prior to the postponement(s) of the valuation date. As discussed below under “— Valuation date”, the calculation agent may postpone the valuation date for the underlying asset or a basket asset, as applicable, if a market disruption event occurs or is continuing with respect to such underlying asset or basket asset on a day that would otherwise be the valuation date. We describe market disruption events under “— Market Disruption Events” below.

A postponement of the maturity date for one offering of the Notes will not affect the maturity date for any other offering of the Notes unless otherwise stated in the applicable pricing supplement for Notes linked to an underlying basket comprised of Notes.

Valuation date

The valuation date for your Notes will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event has occurred or is continuing on any such day with respect to the

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underlying asset or a basket asset, as applicable. In that event, the valuation date for the disrupted underlying asset or basket asset, as applicable, will be the first following trading day on which the closing level of such underlying asset or basket asset, as applicable, is determinable and on which the calculation agent determines that a market disruption event has not occurred and is not continuing with respect to such underlying asset or basket asset, as applicable. In no event, however, will the valuation date — and, therefore, the maturity date — for the Notes be postponed by more than eight trading days with respect to any underlying asset or basket asset, as applicable.

If a particular offering of the Notes is linked to an underlying basket comprised of underlying equities and/or underlying indices, a market disruption event for a particular basket asset included in such underlying basket will not necessarily be a market disruption event for another basket asset included in such underlying basket. If, on the originally scheduled valuation date, no market disruption event with respect to a particular basket asset occurs or is continuing, then the determination of the final level relating to such basket asset will be made on the originally scheduled valuation date and will not be postponed with respect to such basket asset, irrespective of the occurrence of a market disruption event on such valuation date with respect to one or more of the other basket assets. If the closing level or final level of a basket asset is postponed, the final level of the underlying basket will be determined on the latest postponed valuation date. If a particular offering of Notes is linked to an underlying basket comprised of Notes, the applicable pricing supplement will specify any relevant postponement procedures.

A postponement of the valuation date for a particular offering of the Notes will not affect the valuation date for any other offering of the Notes unless otherwise stated in the applicable pricing supplement for Notes linked to an underlying basket comprised of Notes..

If valuation date specified in the applicable pricing supplement occurs on a day that is not a trading day, the valuation date will be the next following trading day.

Averaging Dates

If specified in the applicable pricing supplement, the averaging dates number of trading days ending on and including the valuation date on which the closing price of the underlying equity is observed for purposes of determining the final price, subject to postponement in the event of a market disruption event as described under “General Terms of the Notes — Market Disruption Events”.

Closing Level

Closing Level for an Underlying Equity

The “closing level” of any underlying equity on any trading day means:

➢	if the underlying equity (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing price), for such underlying equity (or such other security) during the principal trading session on such day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying equity (or such other security) is listed or admitted to trading; or
➢	if, following certain reorganization events affecting the underlying equity or following delisting or suspension of trading in the underlying equity, the underlying equity is substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, the official closing price for such non-U.S. security on the primary non-U.S. exchange on which such non-U.S. security is listed (such closing price to be converted to U.S. dollars according to the conversion mechanism described below under “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset” beginning on page PS-63); or
➢	if the underlying equity (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by FINRA, the last reported sale price during the principal trading session on the OTC Bulletin Board Service on such day; or
➢	otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the underlying equity (or such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Closing Level for an Underlying Index

The “closing level” of any underlying index on any trading day means:

➢	the closing level of such underlying index; or

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➢	if any underlying index is unavailable, any successor index or alternative calculation of such index,

published following the regular official weekday close of the principal trading session of the primary exchange for the underlying constituents of such index, each as determined by the calculation agent.

Market Disruption Events

For Notes that do not have an averaging date feature, the calculation agent will determine the final level based upon the closing level(s) of the underlying asset or the basket assets, as applicable, and whether the final level of the underlying asset or the underlying basket is less than the initial level, strike level or trigger level, or the percentage decline of the underlying asset or underlying basket has declined from the initial level to the final level by a percentage greater than the buffer amount, in each case as applicable, on the valuation date specified in the applicable pricing supplement for each offering of the Notes. If the calculation agent determines that, on the valuation date, a market disruption event has occurred or is continuing with respect to an underlying asset or basket asset, the valuation date for that offering of the Notes may be postponed by up to eight trading days. If such a postponement occurs, the calculation agent will determine the final level by reference to the closing level for the disrupted underlying asset or basket asset, as applicable, on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying asset or basket asset. If, however, the valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the final level on such day. In such an event, the calculation agent will estimate the final level for the underlying asset or basket asset, as applicable, that would have prevailed in the absence of the market disruption event. If the calculation agent postpones the determination of the final level on the valuation date, the calculation agent will adjust the maturity date to ensure that the number of business days between the valuation date and the maturity date remains the same.

Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event, the calculation agent may waive its right to postpone the valuation date, if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the final level of the underlying asset or a basket asset, as applicable, on such date.

For Notes that have an averaging date feature, the calculation agent will determine the closing level(s) of the underlying asset or basket assets, as applicable, on each averaging date, the final level based on the arithmetic average of the closing levels on each of the averaging dates (including the valuation date), and whether the final level of the underlying asset or the underlying basket is less than the initial level, strike level or trigger level, or the percentage decline of the underlying asset or underlying basket has declined from the initial level to the final level by a percentage greater than the buffer amount, in each case as applicable, on the valuation date specified in the applicable pricing supplement for each offering of the Notes. If the calculation agent determines that a market disruption event has occurred or is continuing with respect to the underlying asset or basket asset on a given averaging date (including the valuation date), the averaging date for the underlying asset or affected basket asset, as applicable, shall be the first succeeding trading day on which a market disruption event has not occurred and which is not otherwise scheduled to be an averaging date (such day, a “valid date”). If the first succeeding valid date in respect of the underlying asset or affected basket asset has not occurred as of the close of trading on the eighth trading day immediately following the original date that, but for the occurrence of another averaging date or market disruption event, would have been the valuation date, then (1) that eighth trading day shall be deemed to be the averaging date (irrespective of whether that eighth trading day is already an averaging date), and (2) the calculation agent shall determine the closing level on such day as specified above; provided that if it is not a valid date only because such date is already an averaging date, the calculation agent will use the closing level for any averaging date determined on such date. If the calculation agent postpones the determination of a closing level on an averaging date and therefore postpones the determination of the final level, the calculation agent will adjust the maturity date to ensure that the number of business days between the last averaging date and the maturity date remains the same.

If a particular offering of the Notes is linked to an underlying basket comprised of underlying equities and/or underlying indices, a market disruption event for a particular basket asset included in such underlying basket will not necessarily be a market disruption event for another basket asset included in such underlying basket. If no market disruption event with respect to a particular basket asset occurs or is continuing on the originally scheduled averaging date or valuation date, as applicable, then the determination of the closing level or final level, as applicable, relating to such basket asset will be made on such date irrespective of the occurrence of a market disruption event with respect to one or more of the other basket assets. If the closing level or final level of a basket asset is postponed, the final level of the underlying basket will be determined on the latest postponed valuation date. If a particular offering of Notes is linked to an underlying basket comprised of Notes, the applicable pricing supplement will specify any relevant postponement procedures.

The calculation agent may also postpone the determination of the initial level and strike level, as applicable, of the underlying asset or the basket assets, as applicable, on the pricing date specified in the applicable pricing supplement for each offering of the Notes, if it determines that a market disruption event has occurred or is continuing with respect to an underlying asset or basket asset on that date. If the pricing date is postponed, the calculation agent may adjust the valuation

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date, averaging dates (if applicable) and maturity date to ensure that the stated term of that offering of the Notes remains the same.

A market disruption event for a particular offering of the Notes will not necessarily be a market disruption event for any other offering of the Notes.

Market Disruption Events for an Underlying Equity

If a particular offering of the Notes is linked to an underlying equity, any of the following will be a market disruption event with respect to a particular underlying equity related to a particular offering of the Notes, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in an underlying equity in the primary market for such equity for more than two hours of trading or during the one hour before the close of trading in that market;
➢	a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to an underlying equity or, with respect to an underlying ETF, to the target index of such ETF;
➢	if an underlying equity is an ETF, the occurrence or existence of a suspension, absence or material limitation of trading in the underlying constituents which then comprise 20% or more of the value of the underlying constituents of the ETF on the primary exchanges for such underlying constituents for more than two hours of trading or during the one hour before the close of trading of such exchanges; or
➢	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in any underlying equity generally.

For the avoidance of doubt, for any offering of the Notes, a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to an underlying equity or, with respect to an underlying ETF, to (x) the target index of such ETF, or (y) the underlying constituents of such ETF (and the 20% threshold set forth above is met) in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,
➢	an imbalance of orders relating to those contracts, or
➢	a disparity in bid and ask quotes relating to those contracts,

will constitute a market disruption event relating to such underlying equity.

For this purpose, for any offering of the Notes, an “absence of trading” in those option or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events with respect to any underlying equity:

➢	a limitation on the hours or numbers of days of trading in an underlying equity or options on that underlying equity, as applicable, in the primary market for those instruments, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
➢	a decision to permanently discontinue trading in the option or futures contracts relating to an underlying equity, or, if an underlying equity is an ETF, to the target index or underlying constituents of the ETF.

Market Disruption Events for an Underlying Index

If a particular offering of the Notes is linked to an underlying index, any of the following will be a market disruption event with respect to a particular underlying index related to a particular offering of the Notes, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in a material number of index constituents (including without limitation any option or futures contract), for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such index constituents;
➢	a suspension, absence or material limitation of trading in option or futures contracts relating to such underlying index or to a material number of index constituents in the primary market or markets for those contracts;
➢	any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of index constituents or (ii) to effect transactions in, or obtain market

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values for, futures or options contracts relating to such underlying index or a material number of index constituents in the primary market or markets for those options or contracts;

➢	a change in the settlement price of any option or futures contract included in an underlying index by an amount equal to the maximum permitted price change from the previous day’s settlement price;
➢	the settlement price is not published for any individual option or futures contract included in an underlying index;
➢	an underlying index is not published; or
➢	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the index constituents and instruments linked to an underlying index generally.

The following events will not be market disruption events with respect to any underlying index:

➢	a limitation on the hours or numbers of days of trading on trading in options or futures contracts relating to such underlying index or to a material number of underlying constituents in the primary market or markets for those contracts, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and
➢	a decision to permanently discontinue trading in the option or futures contracts relating to an underlying index, in any index constituents or in any option or futures contracts related to such index constituents.

For this purpose, an “absence of trading” in those options or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of or Adjustments to an Underlying Index; Alteration of Method of Calculation

If any index sponsor discontinues publication of an underlying index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index and approves the substitute index as a successor index, then the calculation agent will determine the closing levels of the affected index, underlying return, initial level, strike level, trigger level or final level and the amount payable at maturity by reference to such successor index. To the extent necessary, the calculation agent will adjust those terms as necessary to ensure cross-comparability of the discontinued and successor index.

If the calculation agent determines that the publication of an underlying index is discontinued and that there is no successor index on any date when the level of such underlying index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, options or futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlying index.

If the calculation agent determines that any index constituents or the method of calculating the underlying index have been changed at any time in any respect that causes the level of the affected index not to fairly represent the level of that index had such changes not been made or that otherwise affects the calculation of the closing levels of the affected index, underlying return, initial level, strike level, trigger level or final level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating that index that it believes are appropriate to ensure that the underlying return used to determine the amount payable on the maturity date is equitable. Examples of any such changes that may cause the calculation agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting or rebalancing of the index constituents, changes made by the index sponsor under its existing policies or following a modification of those policies, changes due to the publication of a successor index, changes due to events affecting one or more of the underlying equity or their issuers or any other index constituents, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the closing levels of the affected index, underlying return, initial level, strike level, trigger level, final level and the amount payable at maturity or otherwise relating to the level of the affected index will be made by the calculation agent.

Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset

For any offering of the Notes relating to an underlying equity or containing an equity basket asset, the initial level, strike level, trigger level, and/or final level, as applicable, or any other term of the Notes, are each subject to adjustments by the calculation agent as a result of the antidilution events described in this section. The adjustments described below do not

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cover all events that could affect the value of the Notes. We describe the risks relating to dilution above under “Risk Factors — You have limited protection in the case of antidilution and reorganization events” on page PS-37.

How Adjustments Will be Made

If one of the events described below occurs with respect to an underlying equity and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of such underlying equity, the calculation agent will calculate such corresponding adjustment or series of adjustments to the initial level, strike level, trigger level and/or final level, as applicable, of the affected underlying equity or any other term of the Notes, as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an offering of the Notes is linked to one underlying equity and an adjustment is required because of a two-for-one stock split, then the initial level, strike level and the trigger level, as applicable, will each be halved. On the other hand, if an offering of the Notes is linked to an underlying basket containing any equity basket asset and an adjustment is required because of a two-for-one stock split, then the required adjustment will be made with respect to that equity basket asset, as if it alone were the underlying equity and no adjustment will be made with respect to the other unaffected equity basket assets. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of an underlying equity, if applicable, in the event of a consolidation or merger of the issuer of the applicable underlying equity with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the terms of the Notes.

If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the initial level, strike level, trigger level and/or final level for the first event, as applicable, then adjust those same terms, as applicable, for the second event, and so on for any subsequent events.

If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Notes that results solely from that event to achieve an equitable result. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the initial level, strike level, trigger level and/or final level, as applicable, of the underlying equity. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected underlying equity.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the initial level, strike level, trigger level and/or final level of the underlying equity. All terms of the Notes resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.

If your Notes are linked to an ADR, the term “dividend” used in this section will mean, unless we specify otherwise in the pricing supplement for your Notes, the dividend paid by the non-U.S. stock issuer, net of any applicable non-U.S. withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

For purposes of the antidilution adjustments, if an ADR is serving as an underlying equity, the calculation agent will consider the effect of the relevant event on the holders of the ADRs. For instance, if a holder of the ADRs receives an extraordinary dividend, the provisions below would apply to the ADRs. On the other hand, if a spin-off occurs, and the ADRs represents both the spun-off security as well as the existing non-U.S. stock, the calculation agent may determine not to effect antidilution adjustments. More particularly, if an ADR is serving as an underlying equity, no adjustment will be made (1) if holders of ADRs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) aside from an issuer merger event, to the extent that the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has adjusted the number of shares of non-U.S. stock represented by each ADR so that the economic terms of the ADRs would not be affected by the antidilution event in question.

If the non-U.S. stock issuer or the depositary for the ADRs, in the absence of any of the events described below, elects to adjust the number of shares of non-U.S. stock represented by each ADR, then the calculation agent may make the necessary antidilution adjustments to reflect such change. The depositary for the ADRs may also have the ability to make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depositary, the calculation agent may adjust such terms and conditions of the Notes as the calculation agent determines appropriate to account for that event.

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the Notes, including any determination as to whether an event requiring adjustments has occurred (including whether

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an event has a diluting or concentrative effect on the theoretical value of the applicable underlying equity), as to the nature of the adjustments required and how they will be made or as to the value of any property distributed in a reorganization event with respect to those Notes. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

The following events are those that may require antidilution adjustments:

➢	a subdivision, consolidation or reclassification of an underlying equity or a free distribution or dividend of shares of an underlying equity to existing holders of an underlying equity by way of bonus, capitalization or similar issue;
➢	a distribution or dividend to existing holders of an underlying equity of:
▪	additional shares of an underlying equity as described under “— Stock Dividends or Distributions ” below,
▪	other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective underlying equity issuer equally or proportionately with such payments to holders of an underlying equity, as applicable, or
▪	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;
➢	the declaration by the respective underlying equity issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of an underlying equity, as applicable, or other assets;
➢	a repurchase by the respective underlying equity issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;
➢	a consolidation of the respective underlying equity issuer with another company or merger of the respective underlying equity issuer with another company; and
➢	any other similar event that may have a diluting or concentrative effect on the theoretical value of an underlying equity.

The adjustments described below do not cover all events that could affect the value of the Notes. We describe the risks relating to dilution under “Risk Factors — You have limited protection in the case of antidilution and reorganization events” on page PS-37.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If an underlying equity is subject to a stock split or a reverse stock split, then the initial level, strike level and trigger level, as applicable, will each be adjusted by dividing the prior initial level, prior strike level and prior trigger level by the number of shares that a holder of one share of the underlying equity before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If an underlying equity is subject to a stock dividend payable in shares of such underlying equity, then the initial level, strike level, and trigger level, as applicable, will each be adjusted by dividing the prior initial level, prior strike level and the prior trigger level by the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of the underlying equity.

It is not expected that antidilution adjustments will be made in the case of stock dividends payable in shares of an underlying equity that are in lieu of ordinary cash dividends payable with respect to shares of such underlying equity.

Other Dividends or Distributions

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The terms of the Notes will not be adjusted to reflect dividends or other distributions paid with respect to an underlying equity, other than:

➢	stock dividends described under “— Stock Dividends or Distributions” above;
➢	issuances of transferable rights and warrants with respect to an underlying equity as described under “— Transferable Rights and Warrants” below;
➢	if an underlying equity is common stock in a specific company, distributions that are spin-off events described under “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset” beginning on page PS-63; and
➢	extraordinary cash dividends described below.

For any offering of the Notes, a dividend or other distribution with respect to an underlying equity will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for an underlying equity by an amount equal to at least 10% of the closing level of an underlying equity on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first trading day on which an underlying equity trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to an underlying equity and is payable in cash, the initial level, strike level and trigger level, as applicable, will each be adjusted by dividing the prior initial level, prior strike level and prior trigger level by the ratio of the closing level of the underlying equity on the trading day before the ex-dividend date to the amount by which that closing level exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for an underlying equity equals:

➢	for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of underlying equity minus the amount per share of underlying equity of the immediately preceding dividend, if any, that was not an extraordinary dividend for an underlying equity; or
➢	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of an underlying equity that is both an extraordinary dividend and payable in an underlying equity, or an issuance of rights or warrants with respect to an underlying equity that is also an extraordinary dividend, will result in adjustments to the initial level, strike level and trigger level, as applicable, or any other term of the Notes, as described under “— Stock Dividends or Distributions” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the issuer of an underlying equity issues transferable rights or warrants to all holders of such underlying equity to subscribe for or purchase such underlying equity at an exercise price per share that is less than the closing level of such underlying equity on the trading day before the ex-dividend date for such issuance, then the calculation agent may adjust the initial level, strike level, trigger level and/or final level, as applicable, of the underlying equity, or any other terms of the Notes as the calculation agent determines appropriate with reference to any adjustment(s) to options contracts on the affected underlying equity in respect of such issuance of transferable rights or warrants made by the Options Clearing Corporation, or any other equity derivatives clearing organization or exchange to account for the economic effect of such issuance.

Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset

Each of the following may be determined by the calculation agent to be a “reorganization event”:

(a)	the underlying equity is reclassified or changed, including, without limitation, as a result of the issuance of tracking stock by the underlying equity issuer;
(b)	the issuer of the underlying equity or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but the outstanding shares (other than shares owned or controlled by the other party to the transaction) immediately prior to the event collectively represent less than 50% of the outstanding shares immediately following that event;

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(c)	any statutory share exchange involving outstanding shares of the underlying equity issuer or any successor entity and the securities of another entity occurs, other than as part of an event described in clause (b) above;
(d)	the issuer of the underlying equity or any successor entity sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;
(e)	the issuer of the underlying equity or any successor entity effects a spin-off, that is, issues equity securities of another issuer to all holders of the underlying equity, other than as part of an event described in clauses (b), (c) or (d) above (a “spin-off event”);
(f)	the issuer of the underlying equity or any successor entity is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or
(g)	a tender or exchange offer or going private transaction is commenced for all the outstanding shares of the issuer of the underlying equity or any successor entity and is consummated for all or substantially all of such shares.

If a reorganization event other than a share-for-cash event or an issuer merger event (each as defined below) with respect to an underlying equity occurs, then the determination of the final level will be made by the calculation agent based upon the amount, type and value of property or properties — whether securities, other property or a combination of securities, other property and cash — that a hypothetical holder of the number of shares of the underlying equity prior to the reorganization event would have been entitled to receive in, or as a result of, the reorganization event. We refer to this new property as the “distribution property”. Such distribution property may consist of securities issued by a non-U.S. company and be quoted and traded in a non-U.S. currency. No interest will accrue on any distribution property.

If an offering of the Notes is linked to an underlying basket and a reorganization event occurs with respect to an equity basket asset, the required adjustment will be made with respect to that equity basket asset, as if it alone were the underlying equity. More specifically, the distribution property will only replace the affected equity basket asset in the determination of the final level by the calculation agent, taking into consideration the weight of the affected equity basket asset, and no adjustment will be made with respect to the other unaffected equity basket assets.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security (including a security issued by a non-U.S. company and quoted and traded in a non-U.S. currency), the calculation agent will use the closing level of the security on the relevant date of determination. The calculation agent may value other types of property in any manner it determines to be appropriate. If a holder of the applicable underlying equity may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of the applicable underlying equity that makes no election, as determined by the calculation agent.

If a reorganization event occurs with respect to an underlying equity and the calculation agent adjusts such underlying equity to consist of the distribution property as described above, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting an adjusted underlying equity for that offering of the Notes. The calculation agent will do so to the same extent that it would make adjustments if the shares of the applicable underlying equity were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the underlying equity.

For example, assume an offering of the Notes is linked to one underlying equity and the respective underlying equity issuer merges into another company and each share of the underlying equity is converted into the right to receive two common shares of the surviving company and a specified amount of cash. Conceptually, the distribution property is treated much like an underlying basket, with the basket assets consisting of two common shares of the surviving company and the specified amount of cash. In the same manner as it would for an equity basket asset, the calculation agent will adjust the common share component of the adjusted underlying equity for each Note in the particular offering to reflect any later stock split or other event, including any later reorganization or antidilution event, that affects the common shares of the surviving company, to the extent described in this section and in “— Antidilution Adjustments for Notes Linked to an Underlying Equity or Equity Basket Asset”, as if the common shares were issued by the respective underlying equity issuer. In that event, the cash component will not be adjusted but will continue to be a component of the underlying equity for that particular offering (with no interest adjustment).

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The calculation agent will be solely responsible for determination and calculation of the distribution property if a reorganization event occurs and any amounts due at maturity of the Notes, including the determination of the cash value of any distribution property, if necessary.

If a reorganization event occurs, the distribution property (which may include securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency) distributed in, or as a result of, the event will be substituted for the applicable underlying equity as described above. Consequently, in this product supplement, references to an applicable underlying equity mean any distribution property that is distributed in a reorganization event and comprises an adjusted underlying equity for the particular offering of the Notes. Similarly, references to the respective underlying equity issuer include any surviving or successor entity in a reorganization event affecting that issuer.

If the distribution property consists of one or more securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency (the “non-U.S. securities”), then for all purposes, including the determination of the value of the distribution property (which may be affected by the closing level of the non-U.S. securities) on the valuation date, the closing level of such non-U.S. securities as of the relevant date of determination will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the applicable pricing supplement.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable non-U.S. currency for U.S. dollars for settlement on the valuation date in the aggregate amount of the applicable non-U.S. currency payable to holders of the Notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If (i) a reorganization event occurs with respect to an underlying equity and the relevant distribution property consists solely of cash (a “share-for-cash event”) or (ii) the underlying equity issuer or any successor entity becomes subject to a merger or consolidation with UBS AG or any of its affiliates (an “issuer merger event”), the calculation agent may select a substitute security (as defined under “— Delisting or Suspension of Trading in an Underlying Equity” below) to replace such underlying equity that is affected by any such share-for cash event or issuer merger event (the “original underlying equity”) after the close of the principal trading session on the trading day that is on or immediately following the announcement date of such share-for-cash event or issuer merger event, as applicable. The substitute security will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the initial level, strike level, trigger level and/or final level, as applicable, and any other term of the Notes and thereafter will determine the payment at maturity by reference to the substitute security and such adjusted terms. If the substitute security is issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above.

Upon the occurrence of a share-for-cash event or an issuer merger event, if the calculation agent determines that no substitute security comparable to the original underlying equity exists, then the calculation agent will deem the closing level of the original underlying equity on the trading day immediately prior to the announcement date of the share-for-cash event or issuer merger event, as applicable, to be the closing level of the underlying equity on each remaining trading day to, and including, the valuation date.

If an ADR is serving as an underlying equity and the non-U.S. stock represented by such ADR is subject to a reorganization event as described above, no adjustments described in this section will be made (1) if holders of ADRs are not eligible to participate in such reorganization event or (2) aside from an issuer merger event, to the extent that the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has made adjustments to account for the effects of such reorganization event. However, if holders of ADRs are eligible to participate in such reorganization event and the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has not made adjustments to account for the effects of such reorganization event, the calculation agent may make any necessary adjustments to account for the effects of such reorganization event.

If an offering of the Notes is linked to an underlying basket and two or more issuers of underlying equities are subject to a merger, combination or consolidation with each other, irrespective of the foregoing, the distribution property that results from such merger, combination or consolidation will replace all of the affected underlying equities (with no adjustment to any underlying equities not affected by the merger, combination or consolidation). The calculation agent will make the

PS-65

corresponding adjustment(s), if any, to any relevant initial levels, strike levels, trigger levels and/or final levels, as applicable, and any other relevant term, as the calculation agent determines appropriate to account for that diluting or concentrative effect.

Delisting or Suspension of Trading in an Underlying Equity

If an underlying equity is delisted or trading of the underlying equity is suspended on the primary exchange for such underlying equity, and such underlying equity is immediately re-listed or approved for trading on a successor exchange which is a major U.S. securities exchange registered under the Exchange Act as determined by the calculation agent (a “successor exchange”), then such underlying equity will continue to be deemed the underlying equity.

If an underlying equity is delisted or trading of such underlying equity is suspended on the primary exchange for such underlying equity, and is not immediately re-listed or approved for trading on a successor exchange, then the calculation agent may select a substitute security. A “substitute security” will be the common stock or ADR, which is listed or approved for trading on a major U.S. exchange or market, of a company then included in the same primary industry classification as the applicable underlying equity issuer as published on the Bloomberg Professional® service page <Ticker> <Equity> RV <GO> or any successor thereto that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction and (iii) is the most comparable to the applicable underlying equity issuer as determined by the calculation agent based upon various criteria including but not limited to market capitalization, stock price volatility and dividend yield (the “substitute selection criteria”). A company is subject to a “hedging restriction” if UBS AG or any of its affiliates is subject to a trading restriction under the trading restriction policies of UBS AG or any of its affiliates that would materially limit the ability of UBS AG or any of its affiliates to hedge the Notes with respect to the common stock or ADR of such company. If there is no issuer with the same primary industry classification as the issuer of the applicable underlying equity that meets the requirements described above, the calculation agent may select a substitute security that is a common stock or ADR then listed or approved for trading on a major U.S. exchange or market (subject to the same absence of hedging restriction requirement and substitute selection criteria), from the following categories: first, issuers with the same primary “Sub-Industry” classification; second, issuers with the same primary “Industry” classification; and third, issuers with the same primary “Industry Group” classification, in each case as the issuer of the applicable underlying equity. “Sub-Industry,” “Industry” and “Industry Group” have the meanings assigned by Standard & Poor’s, a subsidiary of the McGraw-Hill Companies, Inc., or any successor thereto for assigning Global Industry Classification Standard (“GICS”) Codes. If the GICS Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures.

The substitute security will be deemed to be the underlying equity and the calculation agent will make any required adjustment to the initial level, strike level, trigger level and/or final level, as applicable, and any other term of the Notes and thereafter will determine the payment at maturity by reference to the substitute security and such adjusted terms. If the substitute security is issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

If the applicable underlying equity is delisted or trading of the applicable underlying equity is suspended and the calculation agent determines that no substitute security comparable to the applicable underlying equity exists, then the calculation agent will deem the closing level of the applicable underlying equity on the trading day immediately prior to its delisting or suspension to be the closing level of the applicable underlying equity on each remaining trading day to, and including, the valuation date.

Delisting of ADRs or Termination of ADR Facility

If an ADR serving as an underlying equity is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADR facility between the issuer of the non-U.S. stock and the ADR depositary is terminated for any reason, then, on and after the date such ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the non-U.S. stock will be deemed to be such underlying equity, and the calculation agent will make any required adjustment to the initial level, strike level, trigger level and/or final level, as applicable, and any other term of the Notes and thereafter will determine the payment at maturity by reference to the non-U.S. stock and such adjusted terms. To the extent that the non-U.S. stock and/or a group of one or more classes of non-U.S. stock substituted for the underlying equity represents more than or less than one share of such underlying equity, the calculation agent may modify the terms as necessary to ensure an equitable result including, but not limited to, changing the quantities and classes of such non-U.S. stock. On and after the change date, for all purposes, including the determination of the underlying return or basket

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return, as applicable, on the valuation date, the closing level of the non-U.S. stock will be expressed in U.S. dollars, converted using the applicable exchange rate as described above in “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”, unless otherwise specified in the applicable pricing supplement.

Delisting, Discontinuance or Modification of an ETF

If an ETF serving as an underlying equity (“original ETF”) is delisted, trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is immediately re-listed or approved for trading on a successor exchange, then such ETF will continue to be deemed an underlying equity, as applicable.

If an ETF serving as an underlying equity is delisted, trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is not immediately re-listed or approved for trading on a successor exchange, or the ETF is otherwise discontinued, then the calculation agent may select a substitute ETF. A “substitute ETF” will be the share of the ETF, which is listed or approved for trading on a major U.S. exchange or market, whose ETF (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same underlying index as the original ETF or underlying constituents of the original ETF and (iii) is the most comparable to the original ETF as determined by the calculation agent based upon various criteria including but not limited to its underlying constituents, any target index, market capitalization, price volatility and dividend yield (the “substitute selection criteria”). The substitute ETF will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the initial level, strike level, trigger level and/or final level, as applicable, and any other term of the Notes and thereafter will determine the payment at maturity by reference to the substitute ETF and such adjusted terms. If the substitute ETF is quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute ETF on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

If the calculation agent determines that no substitute ETF comparable to the original ETF exists, then the calculation agent may determine the closing level of the original ETF by reference to a basket comprised of (i) the underlying constituents of the original ETF or (ii) other securities, futures contracts, commodities or other assets comparable to the underlying constituents of the original ETF based upon the substitute selection criteria, in each case as determined by the calculation agent (a “replacement basket”). The replacement basket will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the initial level, strike level, trigger level and/or final level, as applicable, and any other term of the Notes and thereafter will determine the payment at maturity by reference to the replacement basket and such adjusted terms. If the replacement basket includes any equity or other security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the applicable replacement basket constituent on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events for Notes Linked to an Underlying Equity or Equity Basket Asset”.

If the calculation agent determines that no substitute ETF or replacement basket comparable to the original ETF exists, then the calculation agent will deem the closing level of the original ETF on the trading day immediately prior to its delisting or suspension to be the closing level of the original ETF on each remaining trading day to, and including, the valuation date.

If at any time the underlying index or the underlying constituents of an ETF serving as the underlying equity is changed in a material respect, or if the ETF in any other way is modified so that the level of its shares do not, in the opinion of the calculation agent, fairly represent the level of the shares of the ETF had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to account for the economic effect of such changes or modifications, and determine the closing levels of the affected underlying equity by reference to the level of the shares of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the level of its shares is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the level in order to arrive at a level of the shares of the ETF as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Notes in the circumstances described under “Description of Debt Notes We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Notes, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

PS-67

If an event of default occurs and the maturity of your Notes is accelerated, we will pay the default amount in respect of the principal of your Notes at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of the series of Notes constituted by that Note. Although the terms of the Notes may differ from those of the other Medium-Term Notes, Series B holders of specified percentages in principal amount of all Medium-Term Notes, Series B together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B including the Notes. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants”.

Default Amount

The default amount for your Notes on any day will be an amount, in U.S. dollars for the principal of your Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Notes. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Notes, which we describe below, the holders of your Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or
➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

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Any payment on or delivery of your Notes at maturity will be made to accounts designated by you or the holder of your Notes and approved by us, or at the office of the trustee in New York City, but only when your Notes are surrendered to the trustee at that office. We may also make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

A “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on the primary U.S. exchange(s) or market(s) on which any underlying equity is listed or admitted for trading. With respect to any underlying equity issued by a non-U.S. issuer that is listed or admitted for trading on a non-U.S. exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange(s) or market(s) on which such instrument is listed or admitted for trading. In the case of an underlying index, the calculation agent shall determine a “trading day” by reference to such exchange(s) or market(s) relating to the underlying constituents.

Business Day

When we refer to a business day with respect to your Notes, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of your Notes without notice. The calculation agent will make all determinations regarding the payment at maturity, market disruption events, antidilution and reorganization adjustments, business days, trading days, the default amount, the underlying return, the initial level, strike level, trigger level, final level and all other determinations with respect to the Notes, in its sole discretion. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable pricing supplement.

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Use of Proceeds and Hedging

The net proceeds from the offering of the Notes will be used to provide funding for our operations and other general corporate purposes as described in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases and sales of underlying assets, basket assets and/or underlying constituents, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets prior to, on or after the applicable pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Notes, from time to time, we or our affiliates may:

➢	acquire or dispose of long or short positions of an underlying equities, basket assets and/or the underlying constituents;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the above instruments;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. or non-U.S. underlying asset, basket assets or underlying constituents;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of other similar market indices or stocks, commodities or other assets; or
➢	any combination of the above four.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the Notes on or before the valuation date for your Notes. That step may involve sales or purchases of the instruments described above. No holder of the Notes will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Notes from time to time and the payment at maturity of your Notes. See “Risk Factors” beginning on page PS-35 of this product supplement for a discussion of these adverse effects.

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Supplemental U.S. Tax Considerations

The U.S. federal tax consequences of your investment in the Notes are uncertain. The following is a general description of the material U.S. federal tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the U.S. of acquiring, holding and disposing of the Notes and receiving payments of principal and/or other amounts under the Notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The applicable pricing supplements may contain a further discussion of the special federal income tax consequences applicable to certain securities. The summary of the federal income tax considerations contained in the applicable pricing supplement supersedes the following summary to the extent it is inconsistent therewith.

This discussion applies to you only if you acquire your Notes upon initial issuance and hold your Notes as capital assets for U.S. federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities or currencies,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a financial institution or a bank,
➢	a regulated investment company or a REIT or a common trust fund,
➢	a life insurance company,
➢	a tax-exempt organization or an investor holding the Notes in a tax-advantaged account (such as an “individual retirement account” or “Roth IRA”), as defined in Section 408 or 408A of the Code, respectively,
➢	a person that owns Notes as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or enters into a “constructive sale” with respect to the Notes or a “wash sale” with respect to the Notes or the underlying asset or underlying basket, or
➢	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, its legislative history, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, and changes to any of which subsequent to the date of this product supplement may affect the U.S. federal income tax consequences described herein. If you are considering the purchase of a Note, you should consult your tax advisor concerning the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Except as otherwise noted under “Non-U.S. Holders” below, this discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Note and you are: (i) a citizen or resident of the U.S., (ii) a domestic corporation or other entity taxable as a corporation, created or organized in or under the laws of the U.S. or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust’s administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust.

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An individual may, subject to certain exceptions, be deemed to be a resident of the U.S. by reason of being present in the U.S. for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

If a partnership, or any entity treated as a partnership for U.S. federal income tax purposes, holds the Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Notes.

In addition, we will not attempt to ascertain whether any underlying equity issuer or underlying constituent issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange, redemption or maturity of a Note. You should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC or USRPHC.

No statutory, judicial or administrative authority directly discusses how your Notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in a Note are uncertain. Accordingly, we urge you to consult your tax advisor as to the tax consequences of having agreed to the required tax treatment of your Notes described below and as to the application of state, local or other tax laws (including non-U.S. tax law) to your investment in your Notes. The risk that the Notes may be recharacterized for U.S. federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee repayment of principal.

Unless otherwise specified in the applicable pricing supplement, we expect our counsel, Cadwalader, Wickersham & Taft LLP, would be able to opine that it would be reasonable to treat your Notes as a pre-paid derivative contract that it would be reasonable to treat your Notes as a pre-paid derivative contract with respect to the underlying asset or underlying basket and the terms of the Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, subject to the discussion below of the “constructive ownership” rules, you should generally not accrue any income with respect to the Notes during the term of the Notes until sale or maturity of the Notes and you should generally recognize capital gain or loss upon the sale, exchange, redemption or maturity of your Notes in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. Subject to the discussion on the constructive ownership rules (discussed below), such recognized gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year (otherwise, such gain or loss would be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations.

It is possible that the IRS could assert that your holding period in respect of your Notes should end on the date on which the amount you are entitled to receive upon maturity of your Notes is determined, even though you will not receive any amounts from the issuer in respect of your Notes prior to the maturity of your Notes. In such case, you may be treated as having a holding period in respect of your Notes ending prior to the maturity of your Notes, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Notes at a time that is more than one year after the beginning of your holding period.

There may be also a risk that the IRS could assert that certain of the Notes that provide short exposure should not give rise to long-term capital gain or loss because the Notes offer, at least in part, such short exposure to the underlying asset.

If the applicable pricing supplement specifies that an offering of Notes are dual directional Notes, there may be also a risk that the IRS could assert that the Notes should not give rise to long-term capital gain or loss because the Notes offer, at least in part, short exposure to the underlying asset.

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Section 1260

If a Note references an underlying equity or an underlying basket of equities or underlying index that includes equities that are treated as equity in a “regulated investment company” (or a “trust”) such as certain ETFs, a REIT, a PFIC, a partnership, or other “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the "constructive ownership transaction" rules of Section 1260 of the Code may apply, in which case the tax consequences of sale, exchange, redemption or maturity of the Notes could be affected materially and adversely. Under the “constructive ownership” rules, if an investment in the Notes is treated as a “constructive ownership transaction”, any long-term capital gain recognized by a U.S. holder in respect of such Notes will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any “Excess Gain” to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange, redemption or maturity of the Note (assuming such income accrued such that the amount in each successor year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange, redemption or maturity of the Note). In the case of Notes referencing a gold or silver ETF, if Section 1260 were to apply to your Notes any long-term capital gain that you recognize with respect to your Notes that is not recharacterized as ordinary income would be subject to tax at a special 28% maximum rate that is applicable to “collectibles”. There exists a risk that an investment in Notes that are linked to shares of an ETF, PFIC, REIT or other “pass-thru” entity or to a basket or index that contains shares of an ETF, PFIC, REIT or other “pass-thru entity” could be treated as a “constructive ownership transaction”. Furthermore, depending on the precise terms of a particular offering of Notes that reference an ETF or other “pass-thru entity”, the risk may be substantial that such Notes would be treated as a “constructive ownership transaction”, and that all or a portion of any long-term capital gain recognized with respect to such Notes could be recharacterized as ordinary income and subject to an interest charge (or, in the case of a gold or silver ETF, subject to a special 28% maximum rate that is applicable to “collectibles”).

If such treatment applies, it is not clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Note would be recharacterized as ordinary income and subject to the interest charge described above, in part, because it is not clear how the “net underlying long-term capital gain” would be computed in respect of a Note. Under Section 1260, the net underlying long-term capital gain is generally the net long-term capital gain a taxpayer would have recognized by investing in the underlying “pass-thru entity” at the inception of the constructive ownership transaction and selling on the date the constructive ownership transaction is closed out (i.e. at maturity or earlier disposition). It is possible that because the U.S. holder does not share in distributions made on the underlying asset, these distributions could be excluded from the calculation of the amount and character of gain, if any, that would have been realized had the U.S. holder held the underlying asset directly and that the application of constructive ownership rules may not recharacterize adversely a significant portion of the long-term capital gain you may recognize with respect to the Notes. However, it is also possible that all or a portion of your gain with respect to the Notes could be treated as “Excess Gain” if, for example, where an ETF is the sole underlying asset, the “net underlying long-term capital gain” could equal the amount of long-term capital gain a U.S. holder would have recognized if on the issue date of the Notes the holder had invested the principal amount of the Notes in shares of the underlying asset that is treated as a “pass-thru entity” and sold those shares for their fair market value on the date the Notes are sold, exchanged or retired. In addition, all or a portion of your gain recognized with respect to the Notes could be “Excess Gain” if you purchase the Notes for an amount that is less than the principal amount of the Notes or if the return on the Notes is adjusted to take into account any extraordinary dividends that are paid on the shares of the underlying asset. Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. Accordingly, it is possible that all or a portion of any gain on the sale or settlement of a Note after one year could be treated as “Excess Gain” from a “constructive ownership transaction”, which gain would be recharacterized as ordinary income, and subject to an interest charge (or, in the case of a gold or silver ETF, subject to the tax rate applicable to “collectibles”). Because the application of the constructive ownership rules to the Notes is unclear, you are urged to consult your tax advisors regarding the potential application of the “constructive ownership” rules to an investment in the Notes.

PFIC Rules

In general, if a U.S. taxpayer holds an interest in a PFIC, such U.S. taxpayer is required to report any gain on disposition of an interest in such PFIC as ordinary income, rather than as capital gain, and the taxpayer is subject to tax on such gain in the year such gain is recognized at the highest ordinary income tax rate and for a non-deductible interest charge at the federal underpayment rate as if the gain had been earned ratably over each day in such taxpayer’s holding period and such tax liabilities had been due with respect to each prior year in the taxpayer’s holding periods. In the event that the Notes reference any PFIC or an ETF (or a basket of ETFs) that owns any shares in a PFIC, the application of the PFIC rules to

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the Notes would be unclear, and it is possible that U.S. holders of Notes could be subject to the PFIC rules to the extent that the Notes directly or indirectly references shares in one or more PFICs. Accordingly, you should consult your tax advisor regarding the potential application of the PFIC rules to an investment in the Notes.

Alternative Treatments

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the IRS could seek to characterize your Notes in a manner that results in tax consequences to you that are materially different from those described above and could adversely affect the timing and/or character of income or loss with respect to the Notes. The IRS has released a notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Contingent Payment Debt Instrument. If the Notes have a term greater than one year, it is possible that the Notes could be treated as a debt instrument subject to the special tax rules governing contingent payment debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, exchange, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

Contingent Short-Term Debt Instrument. Similarly, if the Notes have a term of one year or less, it is possible that the Notes could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

Other Alternative Treatments. The IRS could also possibly assert that (i) you should be treated as owning the components of any underlying asset, (ii) any gain or loss that you recognize upon the exchange or maturity of the Notes should be treated as ordinary gain or loss or short-term capital gain or loss, (iii) you should be required to accrue interest income over the term of your Notes, (iv)  you should be required to include in ordinary income an amount equal to any increase in the underlying asset or underlying basket that is attributable to ordinary income that is realized in respect of the components of any underlying asset, such as interest, dividends or net-rental income or (v) you should be required to recognize taxable gain upon a rollover, rebalancing or change, if any, of the components of any underlying asset. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Notes, including possible alternative treatments and the issues presented by Notice 2008-2, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Medicare Tax on Net Investment Income

U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the Notes, to the extent of their net investment income that when added to their

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other modified adjusted gross income or undistributed net investment income (as the case may be), that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return, or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets

U.S. holders may be subject to reporting obligations with respect to their Notes if they do not hold their Notes in an account maintained by a financial institution and the aggregate value of their Notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds $50,000.  Significant penalties can apply if a U.S. holder is required to disclose its Notes and fails to do so.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Notes or a sale of the Notes generally should not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Notes or a sale of the Notes to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Backup Withholding and Information Reporting

The proceeds received from a sale, exchange, redemption or maturity of the Notes will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed and fully completed applicable IRS Form W-8, you will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Non-U.S. Holders

Subject to the discussion below with respect to Section 871(m) of the Code and FATCA (as discussed below), if you are a non-U.S. holder, you should generally not be subject to U.S. withholding tax with respect to payments on your Notes or to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes if you comply with certain certification and identification requirements as to your non-U.S. status, including providing us (and/or the applicable withholding agent) a fully completed and validly executed applicable IRS Form W-8.

In general, gain realized on the sale, exchange, redemption or maturity of the Notes by a non-U.S. holder will not be subject to federal income tax, unless:

➢	the gain with respect to the Notes is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S.; or
➢	the non-U.S. holder is a nonresident alien individual who holds the Notes as a capital asset and is present in the U.S. for more than 182 days in the taxable year of such sale, exchange or settlement and certain other conditions are satisfied, or has certain other present or former connections with the U.S.

If the gain realized on the sale, exchange, redemption or maturity of the Notes by the non-U.S. holder is described in either of the two preceding bullet points, the non-U.S. holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

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Section 897. We will not attempt to ascertain whether any underlying equity issuer or underlying constituent issuer would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We will also not attempt to determine whether the Notes should be treated as “United States real property interests” as defined in Section 897 of the Code. If any underlying equity issuer or underlying constituent issuer and the Notes were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Note upon a sale, exchange, redemption or other taxable disposition of the Note to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any underlying equity issuer or underlying constituent issuer as a United States real property holding corporation or the Notes as United States real property interests.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more U.S. equity securities or indices containing dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all specified equity-linked instruments issued after 2017.

The 30% withholding tax may also apply if the Notes are deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Notes, the underlying asset or an underlying constituent or a basket asset and following such occurrence the Notes could be treated as delta one specified equity-linked instruments that are subject to withholding on dividend equivalent payments. It is also possible that withholding tax or other Section 871(m) tax could apply to the Notes under these rules if a non-U.S. holder enters, or has entered, into certain other transactions in respect of the Notes, the underlying asset or an underlying constituent, or a basket asset. Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalent payments to the Notes, non-U.S. holders are urged to consult their tax advisor regarding the potential application of Section 871(m) (including in the context of their other transactions in respect of the underlying asset, an underlying constituent, a basket asset or the Notes, if any) and the 30% withholding tax to an investment in the Notes.

The applicable pricing supplement will indicate whether withholding applies to such Note under Section 871(m).  If the Issuer is required to withhold, the Issuer (or the applicable withholding agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. -source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA generally apply to certain “withholdable payments” and will generally apply to certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-

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financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Notes through a non-U.S. entity) under the FATCA rules.

If you are not a U.S. holder, you should consult your tax advisors concerning the application of U.S. federal income tax laws to your particular situation, as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

Proposed Legislation

In 2007, legislation was introduced in Congress that, if enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is impossible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is impossible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity issuer and/or the jurisdictions of the underlying constituent issuers, as applicable).

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Certain ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Notes. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption and that the purchase, holding and, if applicable, subsequent disposition of the Notes will not constitute or result in a non-exempt prohibited transaction.

Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of ERISA and Section 4975 of the Code thereto, including but not limited to the prohibited transaction rules and the applicable exemptions.

The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

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Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Note to be issued, UBS will agree to sell to UBS Securities LLC and UBS Securities LLC and will agree to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of the applicable pricing supplement. UBS Securities LLC intends to resell the offered Notes at the original issue price to public applicable to the offered Notes to be resold. UBS Securities LLC may resell the Notes to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Notes of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Notes to other securities dealers who resell to investors and reallow those other securities dealers all or part of the discount they receive from UBS Securities LLC. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Notes after their initial sale. In connection with any offering of the Notes, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Notes within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Notes, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell the Notes in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.

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